- --------------------------------------------------------------------------------

                                 LOAN AGREEMENT

                                    BETWEEN

                           CHEMICAL BANK, AS AGENT,

                                CHEMICAL BANK,

                                      AND

                              FAY'S INCORPORATED

                       $25,000,000 REVOLVING CREDIT LOAN

- --------------------------------------------------------------------------------

                                  Dated As Of

                                 June 9, 1994

                                          LACY, KATZEN, RYEN & MITTLEMAN
                                          Office and Post Office Address
                                          The Granite Building
                                          130 East Main Street
                                          Rochester, New York 14604
                                          Telephone:  (716) 454-5650

                               TABLE OF CONTENTS
                               -----------------
                                                            Page
                                                            ----

                                   ARTICLE I

                                  DEFINITIONS

     1.1  Definitions.......................................   2
     1.2  Accounting Terms and Determinations...............  15

                                  ARTICLE II

                               REVOLVING CREDIT

     2.1  Revolving Credit Commitment.......................  17
     2.2  Borrowings Against Credit.........................  17
     2.3  Revolving Credit Notes............................  17
     2.4  Borrowing Certificate.............................  17
     2.5  General Borrowing Provisions......................  17
     2.6  Commitment Fee....................................  18
     2.7  Optional Reduction of Credit......................  18
     2.8  Obligation of Banks...............................  18
     2.9  Pro Rata Treatment................................  18

                                  ARTICLE III

                          ADDITIONAL TERMS GOVERNING
                             REVOLVING CREDIT LOAN

     3.1  Late Payment Penalty..............................  19
     3.2  Capital Adequacy/Reserve Requirements.............  19
     3.3  Security and Guaranties...........................  20
     3.4  Loan Conversion Options...........................  20
     3.5  Interest on Alternate Base Rate Loans.............  22
     3.6  Interest on LIBO Rate Loans.......................  22
     3.6A Interest on CD Rate Loans.........................  22
     3.7  Default Rate......................................  22
     3.8  Principal Reductions; Borrowing Availability......  23
     3.9  Prepayment of Loans...............................  23
     3.10 Payments..........................................  24
     3.11 Increased Cost....................................  24
     3.12 Maximum Rates.....................................  25
     3.13 Expenses and Indemnity............................  26
     3.14 Competitive Bid Rate Loans........................  28

                                  ARTICLE IV

                             CONDITIONS OF LENDING

     4.1  Conditions Precedent..............................  29
     4.2  Conditions Precedent to Revolving Credit
          Advances..........................................  31

                                   ARTICLE V

                         BANK AND AGENCY RELATIONSHIPS

     5.1  Commitment........................................  32
     5.2  Authority.........................................  32
     5.3  Action on Default.................................  33
     5.4  Responsibility of Agent...........................  33
     5.5  Expenses of Agent.................................  34
     5.6  Independent Review................................  34
     5.7  Successor Agent...................................  35
     5.8  Sharing of Setoffs................................  35
     5.9  Notice to Agent...................................  36
     5.10 Assignments and Participations....................  36

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     6.1  Corporate Existence and Power.....................  41
     6.2  Corporate and Governmental Authorization;
           Contravention....................................  41
     6.3  Binding Effect....................................  41
     6.4  Financial Information.............................  41
     6.5  Litigation........................................  42
     6.6  Compliance with ERISA.............................  42
     6.7  Taxes and Past Due Obligations....................  42
     6.8  Title to Assets...................................  42
     6.9  Compliance with Laws and No Conflict..............  42
     6.10 [Intentionally omitted]...........................  43
     6.11 Use of Proceeds...................................  43
     6.12 Subsidiaries......................................  43
     6.13 Regulations G, T. U and X.........................  43
     6.14 Hazardous Materials...............................  43
     6.15 Solvency..........................................  44

                                  ARTICLE VII

                                   COVENANTS

     7.1  Affirmative Covenants.............................  45
     7.2  Negative Covenants................................  51

                                 ARTICLE VIII

                                    DEFAULT

     8.1  Event of Default..................................  60

                                  ARTICLE IX


                                 MISCELLANEOUS

      9.1  Notices..........................................  63
      9.2  No Waivers.......................................  63
      9.3  Survival.........................................  63
      9.4  Amendments and Waivers...........................  64
      9.5  Successors and Assigns...........................  64
      9.6  Governing Law....................................  64
      9.7  Headings and Table of Contents...................  64
      9.8  Severability.....................................  64
      9.9  Submission to Jurisdiction.......................  64
      9.10  Waiver of Trial by Jury.........................  65
      9.11  Reinstatement; Certain Payments.................  65
      9.12  Right to Setoff.................................  65
      9.13  Taxes...........................................  65




                            EXHIBITS AND SCHEDULES

     Exhibit A           Assignment and Acceptance
     Exhibit B           Borrowing Certificate
     Exhibit C           Revolving Credit Note
     Exhibit D           Guaranty
     Schedule A          Litigation (Section 6.5)
     Schedule B          Subsidiaries (Section 6.12)
     Schedule C          Limitations on Liens (Section 7.2(b)(6))

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Loan Agreement") dated as of June 9, 1994 between FAY'S INCORPORATED, a New York corporation, with offices at 7245 Henry Clay Boulevard, Liverpool, New York (the "Borrower"), Chemical Bank, a New York banking corporation with offices at Bridgewater Place, 500 Plum Street, Syracuse, New York ("Chemical"), and Chemical Bank, as agent for the Banks (as herein defined) (the "Agent").

     WHEREAS, the Borrower has applied to Chemical for a revolving credit loan to finance acquisitions, working capital and capital investments;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1  Definitions. The following terms as used herein! shall have the
          -----------
following meanings:

          Adjusted CD Rate shall mean, with respect to any CD Rate Loan, for any
          ----------------
Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period, and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid on or about 10:00 a.m., New York City time or as soon thereafter as practicable, to the Agent on the first Business Day of the Interest Period of such CD Rate Loan by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately comparable to the principal amount of such CD Rate Loan and with a maturity comparable to such Interest Period.

          Adjusted LIBO Rate means, with respect to any LIBO Rate Loan for any
          ------------------
Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the Fixed LIBO Rate applicable to such Interest Period and (b) Statutory Reserves. The "Fixed LIBO Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate of interest at which U.S. dollar deposits in an amount approximately equal in principal amount to the amount of the LIBO Rate Loan to bear interest at such rate during such Interest Period, and with maturities comparable to the last day of such Interest Period, are offered in immediately available funds in the London Interbank Market to the London office of the Bank by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Each determination of the Adjusted LIBO Rate and the Fixed LIBO Rate applicable to a particular Interest Period shall be made by the Agent and shall be conclusive and binding upon Borrower absent manifest error.

          Alternate Base Rate shall mean, for any day, a rate per annum (rounded
          -------------------
upwards to the nearest 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves, plus (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day(or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three (3) New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively. Notwithstanding anything to the contrary contained in this Loan Agreement, the Agent shall have the right in its sole and absolute discretion to calculate interest on the portion of the Principal Balance from time to time bearing interest at the Alternate Base Rate during any given period of time for any given day during the term of this Loan Agreement at a rate per annum based upon the Prime Rate notwithstanding the fact that a rate per annum based upon the Alternate Base Rate may from time to time during such period of time or for any such given day in fact be higher, it being agreed that no such election by the Agent shall in any event or under any circumstances constitute a waiver of the Agent's right at any time thereafter and without prior notice to Borrower to charge interest on the portion of the Principal Balance bearing interest at the Alternate Base Rate strictly in accordance with the foregoing provisions.

     Alternate Base Rate Loan means a Loan bearing interest in accordance with
     ------------------------
Section 3.5 of this Loan Agreement.

     Applicable Lending Office shall mean, with respect to each Bank, (i) in the
     -------------------------
case of an Alternate Base Rate Loan, the office designated by such Bank for Alternate Base Rate Loans, (ii) in the case of a LIBO Rate Loan, the office designated by such Bank for LIBO Rate Loans, and (iii) in the case of a CD Rate Loan, the office designated by such Bank for CD Rate Loans.

     Applicable Margin, as in effect during any fiscal quarter, shall mean, with
     -----------------
respect to the calculation of a LIBO Rate or a CD Rate, the basis points per annum set forth below:


                             Consolidated Funded Debt to
Fixed Charge              Consolidated Total Capitalization
Coverage     greater than 50%   greater than  45% less than  50% less than 45%
- -------------------------------------------------------------------------------
>150%             87.5     100      75.0     87.5      62.5      75.0
>165%             75.0      87.5    62.5     75.0      50.0      62.5
>180%             62.5      75.0    50.0     62.5      37.5      50.0
================================================================================
                 LIBOR       CD    LIBOR      CD      LIBOR       CD

                              Applicable Margins
                           (basis points per annum)

The Fixed Charge Coverage and ratio of Consolidated Funded Debt to Consolidated Total Capitalization as at the end of the preceding fiscal quarter shall be calculated by the Agent prior to the end of each fiscal quarter to determine the Applicable Margins to be in effect during the subsequent fiscal quarter (for example, during the second quarter the Agent shall calculate the Applicable Margins to be in effect during the third quarter based on the financial information as at the end of the first quarter). In the event that quarterly financial information is not received by the Agent within the time required under Section 7.1(e)(1), the Applicable Margin to be in effect during the subsequent fiscal quarter shall be 87.5 basis points per annum for LIBO Rates and 100 basis points per annum for CD Rates.

     Assessment Rate shall mean for any date the annual rate (rounded upwards,
     ---------------
if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

     Assignment and Acceptance means an assignment and acceptance entered into
     -------------------------
by a Bank and an assignee, consented to by the Agent, in substantially the form of Exhibit "A" hereto.

     Bank and Banks shall refer individually and collectively, respectfully, to
     --------------
Chemical and to any other bank or entity to which an interest in the Revolving Credit Note and the Loans may be assigned from time to time pursuant to Section 5.10(c) of this Loan Agreement.

     Board means the Board of Governors of the Federal Reserve System of the
     -----
United States.

     Borrowing Certificate means the certificate in the form attached as
     ---------------------
Exhibit B.

     Business Day means any day (other than a day which is a Saturday, Sunday or
     ------------
legal holiday in the State of New York), on which banks are open for business in New York City; provided however, that, when used in connection with LIBO Rate Loans, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London Interbank Market.

     CD Rate means the interest rate on CD Rate Loans as set forth in Section
     -------
3.6A of this Loan Agreement

     CD Rate Loan means a Loan bearing interest in accordance with Section 3.6A
     ------------
of this Loan Agreement.

     Capitalized Lease means any lease the obligation for Rentals with respect
     -----------------
to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     Capitalized Rentals means as of the date of any determination the amount at
     -------------------
which the aggregate Rentals due and to become due under all Capitalized Leases under which the Borrower or any Restricted Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

     Closing Date means the date upon which this Loan Agreement is executed by
     ------------
the Borrower, Chemical and the Agent.

     Code means the Internal Revenue Code of 1986, as amended, or any successor
     ----
Federal Tax Code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     Commitment means, for each Bank, its share of the Total Commitment, as
     ----------
provided in Section 5.1.

     Common Stock means the Borrower's $.10 par value common stock.
     ------------

     Competitive Bid Rate Loan means a loan obtained by the Borrower from a
     -------------------------
financial institution in accordance with Section 3.14 of this Loan Agreement.

     Consolidated Current Assets means, at any date, the aggregate amount of
     ---------------------------
assets of the Borrower and its Restricted Subsidiaries which may properly be classified as current assets on a consolidated basis in accordance with GAAP.

     Consolidated Current Liabilities means the amount of all liabilities of the
     --------------------------------
Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities on a consolidated basis in accordance with GAAP.

     Consolidated Net Income for any period shall mean the gross revenues of the
     -----------------------
Borrower and its Restricted Subsidiaries for such period less all expenses and
                                                         ----
other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains, net of taxes on such excluded gains, or losses, reduced by any tax deductions or credits on account of any such excluded losses, on the sale or other disposition of investments or fixed or capital assets;

          (b) the proceeds of any life insurance policy;

          (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Securities of the Borrower or any Restricted Subsidiary;

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

          (l) any income or non-cash charges against income resulting from the recognition of liabilities associated with unfunded post-retirement benefits recorded upon the adoption and implementation of Financial Accounting Standards Board Statement No. 106, "Accounting for Post-Retirement Benefits Other Than Pensions," provided that such exclusion shall not exceed $5,000,000 in any fiscal year.

          Consolidated Total Assets shall mean the aggregate amount of all
          -------------------------
assets of the Borrower and its Restricted Subsidiaries as the same appears on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP as of the date of determination, after eliminating all intercompany items.

          Consolidated Total Capitalization shall mean as of the date of any
          ---------------------------------
determination thereof, the sum of (a) the aggregate amount of capital stock (less treasury stock), surplus and retained earnings of the Borrower and its Restricted Subsidiaries plus (b) Consolidated Funded Debt less the sum of (i) good
                                                     ----
will, patents, patent applications, trade names, trademarks, copyrights, experimental expense, organization expense, unamortized debt discount and expense, deferred assets in any amount exceeding 5% of Consolidated Current Assets, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP, except any goodwill recognized by the Borrower and its
                      ------
Restricted Subsidiaries associated with the acquisition of the capital stock of Carls Drug Co., Inc. and resulting from the adoption and implementation of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," shall not be deducted; and (ii) Minority Interests to the extent included in the capital stock accounts of the Borrower, all as determined on a consolidated basis by the Borrower and its Restricted Subsidiaries. For the purposes of this calculation, retained earnings shall mean retained earnings shown on the audited financial statements of the Borrower as cumulatively adjusted to reflect the exclusions provided in the definition of Consolidated Net Income.

     Corporate Guarantors means any Subsidiary of the Borrower now existing or
     --------------------
hereafter created or acquired, except as provided in Section 3.3.

     Corporate Guaranties means the guaranties of the Corporate Guarantors given
     --------------------
for the benefit of the Banks as security for the obligations of the Borrower under this Loan Agreement substantially in form and content attached as Exhibit D.

     Current Business of the Borrower and its Restricted Subsidiaries shall mean
     ----------------
the retail sale of merchandise.

     Current Debt shall mean, as of the date of any determination thereof, (i)
     ------------
all Indebtedness for money borrowed other than Funded Debt and (ii) Guaranties of Current Debt of others.

     Default means any condition or event which constitutes an Event of Default
     -------
or which with the giving of notice or lapse of time or both would become an Event of Default.

     Election Date has the meaning set forth in Section 3.4.
     -------------

     ERISA means the Employee Retirement Income Security Act of 1974, as
     -----
amended, or any successor provisions.

     Event of Default has the meaning set forth in Section 8.1.
     ----------------

     Fixed Charge Coverage means the percentage calculated in determining
     ---------------------
compliance with Section 7.2(h).

     Fixed Charges for any period shall mean on a consolidated basis the sum of
     -------------
(i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Borrower and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of all Capitalized Rentals) of the Borrower and its Restricted Subsidiaries.

     Funded Debt of any Person shall mean (i) all Indebtedness for borrowed
     -----------
money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Consolidated Current Liabilities, (ii) all Capitalized Rentals and (iii) all Guaranties of Funded Debt of others. "Consolidated" when used as a prefix to any Funded Debt shall mean the aggregate amount of all such Funded Debt of the

Borrower and its Restricted Subsidiaries on a consolidated basis eliminating intercompany items.

     GAAP means generally accepted accounting principles devised by the
     ----
Financial Accounting Standards Board and the Accounting Principles Board.

     Guaranties by any Person shall mean all obligation (other than endorsements
     ----------
in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor" in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Loan Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be indebtedness equal to the remaining principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum remaining aggregate amount of such obligation, liability or dividend.

     Hazardous Materials means any flammable explosives, radioactive materials,
     -------------------
hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state, or local environmental law, ordinance, rule or regulation.

     Indebtedness of any Person shall mean and include all obligations of such
     ------------
Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of
such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (iv) Capitalized Rentals under any Capitalized Lease. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded (i) any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person and (ii) any Guaranty of a particular Indebtedness which Indebtedness is also shown as a liability on the consolidated balance sheet of such Person.

     Interest Charges for any period shall mean all interest and all
     ----------------
amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     Interest Payment Date means (a) with respect to any Alternate Base Rate
     ---------------------
Loan, CD Rate Loan or LIBO Rate Loan, the last day of each applicable Interest Period; (b) with respect to any Competitive Bid Rate Loan, (i) each March 31, June 30, September 30 and December 31 and (ii) the last day of each applicable Interest Period; and (c) the Maturity Date.

     Interest Period means:
     ---------------

          (a) as to any Alternate Base Rate Loan, the period commencing on the date of such Loan and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, or (iii) the date such Loan is converted to a Loan of a different Type in accordance with
Section 3.4 hereof, and

          (b) as to any LIBO Rate Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) of the calendar month that is one, two or three months thereafter, as the Borrower may elect, and

          (c) as to any CD Rate Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) of the calendar month that is 30, 60 or 90 days thereafter, as the Borrower may elect, and

          (d) as to any Competitive Bid Rate Loan, the period requested by the Borrower and agreed to by the Agent, as available, in respect to such Competitive Bid Rate Loan and indicating the period over which such Loan shall be a Competitive Bid Rate Loan, subject to the limitations set forth in Section 3.14;

provided, however, that (i) if any Interest Period would end on a day
- --------  -------
which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBO Rate Loans only, such next succeeding Business Day would fall in the next calendar month, in which case (x) such Interest Period shall end on the first preceding Business Day and (y) the Interest Period for any continuation of such LIBO Rate Loan shall end on the last Business Day of a calendar month, and (ii) no Interest Period may be selected for any CD Rate Loan, Competitive Bid Rate Loan or LIBO Rate Loan which expires later than the Maturity Date.

          LIBO Rate means the interest rate on LIBO Rate Loans as set forth in
          ---------
Section 3.6 of this Loan Agreement.

          LIBO Rate Loan means a Loan bearing interest in accordance with
          --------------
Section 3.6 of this Loan Agreement.

          Loan means any loan made by the Banks to the Borrower pursuant to this
          ----
Loan Agreement and shall refer to a CD Rate Loan, a LIBO Rate Loan, a Competitive Bid Rate Loan or an Alternate Base Rate Loan, each of which shall be a "Type" of Loan.

          Loan Documents means the Revolving Credit Notes, the Corporate
          --------------
Guaranties, and all other documents entered into in connection with this Loan Agreement.

          Long-Term Lease shall mean any lease having a term   (including all
          ---------------
renewal terms which are not at the option of the lessee, whether or not exercised) extending more than three years from the date of its inception and not cancellable at the option of the lessee without penalty within such three-year period, including any Capitalized Lease.

          Maturity Date means June 9, 1999.
          -------------

          Minority Interests shall mean any shares of stock of any class of a
          ------------------
Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Restricted Subsidiaries.

     Net Income Available for Fixed Charges for any period shall mean the sum of
     --------------------------------------
(i) Consolidated Net Income during such period plus (to the extent deducted in
                                               ----
determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period and (iii) Fixed Charges during such period.

     Notice of Interest Election shall mean the notice from Borrower to Agent of
     ---------------------------
Type of Loan in accordance with Section 3.4.

     Operating Income for any period shall mean the sum of (i) Consolidated Net
     --------- ------
Income during such period plus (ii) Interest Charges during such period and
                          ----
(iii) all Federal, state or other income taxes accrued by the Borrower and its Restricted Subsidiaries during such period.

     Person means an individual, a corporation, a partnership, an association,
     ------
a trust, or unincorporated organization, and a government or political subdivision or an agency or instrumentality thereof.

     Prime Rate means, for each Bank, the rate of interest publicly announced by
     ----------
the Agent, at its principal office from time to time, as its Prime Rate. For purposes of this Loan Agreement, any change in Prime Rate shall be effective as of the opening of business on the date such change is announced.

     Rentals shall mean and include all fixed rents (including as such all
     -------
payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     Reportable Event means any reportable event as such term is defined in
     ----------------
Section 4043 of ERISA or the regulations issued thereunder.

     Required Banks means the Banks having 66 2/3% of the Total Commitment.
     --------------

     Restricted Investment shall mean any investment, other
     ---------------------

than:
          (a) investment by the Borrower and its Restricted Subsidiaries in and to Restricted Subsidiaries, including investment in a corporation which, after giving effect to such investment will become a Restricted Subsidiary;

          (b) investments made in the ordinary course of business in property and assets to be used in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

          (c) investments in current assets arising from the sale of goods and services in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

          (d) advances to and guaranties of loans to employees of the Borrower and its Restricted Subsidiaries for expenses incurred in the ordinary course of business provided that the aggregate of such advances and guaranties, when combined with advances and Guaranties under Section 7.2(c)(1), shall not exceed Six Hundred Fifty Thousand Dollars ($650,000) at any time outstanding;

          (e) investments in direct obligations of the United States or any agency thereof the payment or the guarantee of which constitutes a full faith and credit obligation of the United States, provided that such obligations have
                                            --------
a final maturity not in excess of one year from the date of acquisition thereof;

          (f) investments in certificates of deposit maturing within one year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia, having capital, surplus and undivided profits aggregating at least One Billion Dollars ($1,000,000,000);

          (g) repurchase agreements maturing within one year from the date of execution entered into with any bank organized under the laws of the United States or any state thereof or the District of Columbia, having capital, surplus and undivided profits of not less than One Billion Dollars ($1,000,000,000);

provided such agreements are fully collateralized by obligations of the United
- ---------
States or any agency thereof the payment or the guarantee of which constitutes a full faith and credit obligation of the United States;

          (h) commercial paper issued by any corporation organized under the laws of the United States or any state thereof, rated in the highest category by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") maturing not more than one year from the date of issuance thereof;

          (i) investments in bond or brokerage house money market funds and tax-exempt municipal bonds maturing not more than one year from the date of acquisition and which bear at least a MIG 1 rating;

              (j) investments in tax-exempt municipal bonds maturing more than one year from the date of acquisition and which are rated at least "A" by Moody's or S&P; and

              (k) Debt Securities and preferred stock (other than in connection with the acquisition or purchase of another Person provided that such acquisition or purchase does not violate Section 7.2(d) of this Loan Agreement) having an aggregate purchase price to the Borrower or any Restricted Subsidiary not exceeding Five Million Dollars ($5,000,000), of corporations organized under the laws of the United States or any State thereof, which Securities are rated "A" or better (or an equivalent) by Moody's or S&P. For the purposes hereof, "aggregate purchase price" shall include all consideration paid or to be paid by the Borrower or any Restricted Subsidiary to the seller of such Debt Securities or preferred stock or to any affiliate of such seller in connection with or related to such acquisition, whether the obligation to make such payment is fixed or contingent, or direct or indirect.

           Restricted Payments shall have the meaning specified in Section 7.2
           -------------------
(e).

           Restricted Subsidiary shall mean any Subsidiary (i) which is
           ---------------------
organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which more than eighty percent (80%) (by number of votes) of the Voting Stock is owned by the Borrower and/or one or more Restricted Subsidiaries.

           Revolving Credit means the credit established in favor of the
           ----------------
Borrower under Article II of this Loan Agreement.

           Revolving Credit Note(s) means the promissory grid notes provided for
           -----------------------
in Section 2.3 of this Loan Agreement, each of which shall be in form and substance as contained in Exhibit "C" attached hereto.

           Roll Over Date applicable to a particular Interest Period means the
           --------------
last day of such Interest Period.

           Sale/Leaseback Transaction shall mean any arrangement whereby the
           --------------------------
Borrower or any Restricted Subsidiary shall sell or transfer any property owned by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or a Restricted Subsidiary and thereupon the Borrower or any Restricted Subsidiary shall lease or intend to lease, as lessee, the same property.

           Security shall have the same meaning as in Section 2(1) of the
           --------
Securities Act of 1933, as amended.

           Statutory Reserves shall mean a fraction (expressed as a decimal),
           ------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Adjusted CD Rate or the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

           Subsidiary means any corporation of which the Borrower now or
           ----------
hereafter owns, directly or indirectly, collectively or singly more than 50% of the Voting Stock.

           Total Commitment means the credit extended to the Borrower under
           ----------------
Section 2.1 of this Loan Agreement as the same may be reduced from time to time in accordance with Section 2.7.



           Voting Stock shall mean Securities of any class or classes the
           ------------
holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

           Wholly-owned when used in connection with any Subsidiary shall mean a
           ------------
Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Borrower and/or one or more of its Wholly-owned Subsidiaries.

           360-Day Basis means the calculation of interest whereby the annual
           -------------
interest rate is divided by 360 and the resulting daily rate is multiplied by the outstanding principal amount and the actual number of days in the payment period.

     1.2   Accounting Terms and Determinations. Unless otherwise specified
           ------------------------------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time consistently applied.

                                  ARTICLE II

                               REVOLVING CREDIT

     2.1   Revolving Credit Commitment. The Banks hereby establish the Total
           ----------------------------
Commitment in favor of the Borrower on the terms hereof in an aggregate principal amount of $25,000,000.

     2.2   Borrowings Against Credit. Subject to the provisions of this Loan
           --------------------------
Agreement, including, but not limited to, Section 3.8 hereof, if no Default exists, the Total Commitment may be availed of by the Borrower, in whole or in part from time to time, and the amount of any borrowing may be repaid in whole or in part and reborrowed until the Maturity Date, provided that reborrowings under the Total Commitment shall be in amounts of not less than $500,000 each. The Borrower may request an advance by irrevocable written notice to the Agent, together with a Borrowing Certificate. If such notice is received by the Agent prior to 11:00 A.M. on a Business Day, the advance shall be made on the same day or, if received after 11:00 A.M., on the next Business Day.

     2.3  Revolving Credit Notes. On the Closing Date, the Borrower shall
          ----------------------
execute and deliver to Chemical the Revolving Credit Note payable to the order of Chemical and shall execute and deliver new Revolving Credit Notes from time to time in accordance with Section 5.10(f). The Revolving Credit Notes shall mature on the Maturity Date at which time all amounts owing under the Revolving Credit will be due and payable together with accrued interest and all other sums which may become due under this Loan Agreement. At the time of each subsequent borrowing an appropriate entry shall be made on the grid of the Revolving Credit Notes.

     2.4   Borrowing Certificate. At the time of each borrowing and reborrowing
           ---------------------
under the Revolving Credit and in each Borrowing Certificate, the Borrower shall certify to the Banks in writing, the following:

           (a) all Representations and Warranties set forth in Article VI hereof continue to be true as of the date of such borrowing;

           (b) no Event of Default has occurred as of such date or would occur upon giving effect to such borrowing and no condition exists which, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     2.5   General Borrowing Provisions. All borrowings and reborrowings under
           ----------------------------
the Revolving Credit shall be subject to the following provisions:

           (a) upon the occurrence of an Event of Default, the Banks shall have no obligation to make further loans under the Revolving Credit.

           (b) The Banks shall not be obligated to disburse loan proceeds under the Revolving Credit in the event that the Agent determines, in the exercise of its reasonable good faith judgment, that any of the certifications set forth in
Section 2.4 hereof are untrue or cannot be substantiated by the Borrower.

     2.6   Commitment Fee. The Borrower shall be obligated to the Banks for a
           --------------
commitment fee (the "Commitment Fee") equal to 1/4 of 1% of the average daily unused amount of the Total Commitment during the preceding quarter, calculated on a 360-Day Basis, payable on the first day of each September, December, March and June. The first payment hereunder shall be due on June 1, 1994 if the Closing Date is on or before June 1, 1994 and shall be due on September 1, 1994 if the Closing Date is after June 1, 1994. Competitive Bid Rate Loans do not constitute utilization of the Total Commitment for purposes of calculating the Commitment Fee.

     2.7   Optional Reduction of Credit. Upon at least three (3) Business Days'
           ----------------------------
prior written request of the Borrower, the Banks agree to reduce the amount of the Total Commitment in increments of $500,000 without premium or penalty. All such reductions shall be permanent and irrevocable.

     2.8   Obligation of Banks. Each Bank shall be obligated to fund its share
           -------------------
of any reborrowings under this Loan Agreement in the same proportion that its Commitment bears to the Total Commitment, and Borrower shall not have the right to look to any other Bank, including without limitation Chemical or the Agent, for the funding of any such portion of reborrowings.

     2.9   Pro Rata Treatment. Except as required under Section 3.11, each
           ------------------
borrowing, each reborrowing, each reduction of the Total Commitment, each payment or prepayment of principal and interest of the Revolving Credit Notes and each payment of the Commitment Fee and each conversion to or continuation of any Loan as a Loan of any Type (except Competitive Bid Rate Loans) shall be allocated pro rata by the Agent among the Banks in proportions that their Commitments bear to the Total Commitment.

                                  ARTICLE III

                          ADDITIONAL TERMS GOVERNING
                            REVOLVING CREDIT LOAN

     3.1   Late Payment Penalty. The Borrower shall pay a penalty on any
           --------------------
principal and/or interest payments not received by the Agent when due in an amount equal to the Prime Rate plus 2% per annum times the amount overdue times the number of days such payments are past due calculated on a 360-Day Basis. The late payment penalty shall not accrue during any time that the Agent is imposing the provisions of Section 3.7.

     3.2   Capital Adequacy/Reserve Requirements. If after the date of this Loan
           -------------------------------------
Agreement, any Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date of this Loan Agreement of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of a Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on a Bank's capital or on the capital of a Bank's holding company, if any, as a consequence of this Loan Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank's or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies or such Bank's holding company's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or any such Bank's holding company for such reduction. Any amount or amounts payable by Borrower to a Bank in accordance with the provisions of this paragraph (which amount or amounts shall be the result of each Bank's reasonable allocation to the Loans of the amount to compensate such Bank for such adoption, change or compliance) shall be paid by the Borrower to such Bank within thirty (30) days of receipt by the Borrower from such Bank of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrower absent manifest error. Any amount or amounts charged the Borrower hereunder shall not be to duplicative of any amount or amounts charged to the Borrower under Section
3.11 or Section 3.13 of this Loan Agreement.

     3.3   Security and Guaranties. As security for the Revolving Credit, the
           -----------------------
Borrower shall cause the Corporate Guaranties to be executed and delivered to the Agent. Upon the formation or acquisition of a Subsidiary, the Borrower shall cause such Subsidiary to immediately execute and deliver a guaranty to the Agent for the benefit of the Banks in form and content of the Corporate Guaranties. The guaranty executed and delivered by the newly formed or acquired Subsidiary shall be a guaranty of payment and shall create a joint and several liability with the existing Corporate Guarantors. Notwithstanding the foregoing, a Subsidiary which does not own any assets shall not be required to become a Corporate Guarantor provided that such Subsidiary shall not have acquired and shall not acquire any assets.

     3.4   Loan Conversion Options. Subject to the terms of this Loan Agreement,
           -----------------------
the Borrower may convert a Loan, or a portion thereof from one Type to another Type upon written or telecopy notice (or telephone notice promptly confirmed by telecopy) to the Agent, with such notice given (a) in the case of a LIBO Rate Loan, not later than 10:00 a.m., New York City time, three Business Days prior to the proposed Election Date, and (b) in the case of a CD Rate Loan, not later than 10:00 a.m., New York City time, two Business Days prior to the proposed Election Date. Such notice shall be irrevocable and shall specify (i) the date of the proposed conversion (the "Election Date"), (ii) the existing Type of such Loan, (iii) the Type into which the Borrower proposes to convert such Loan,
(iv) if applicable, the term of the initial Interest Period for each such Loan upon such conversion and (v) if less than the entire outstanding amount of such Loan made to the Borrower is to be so converted, the affected portion; provided, however, that:

              (a) the Election Date for any outstanding Loan which is a LIBO Rate Loan, a Competitive Bid Rate Loan or a CD Rate Loan may not be any day other than the last day of the Interest Period with respect thereto; and

              (b) the amount to be converted to a LIBO Rate Loan or a CD Rate Loan shall not be less than Five Hundred Thousand Dollars ($500,000) and, if any amount remains as an Alternate Base Rate Loan or Loans, such amount shall be not less than Five Hundred Thousand Dollars ($500,000); and

              (c) no more than two (2) Interest Periods may be in effect at any one (1) time provided that, if the total outstanding Loans are in LIBO Rate Loans and/or CD Rate Loans, up to three Interest Periods may be in effect at one time; and

              (d) if the Borrower fails to give the Bank a timely Notice of Interest Election at the end of an Interest Period with respect to any outstanding LIBO Rate Loan, CD Rate Loan or Competitive Bid Rate Loan, then the Borrower shall be deemed to have given a Notice of Interest Election to make such outstanding loan (unless repaid) an Alternate Base Rate Loan on the last day the Interest Period the for and such outstanding Loan shall become an Alternate Base Rate Loan on such day; and

              (e) (1) In the event, and on each occasion, that on the day two
(2) Business Days prior to the commencement of any Interest at Period for a LIBO Rate Loan, the Agent shall have determined that U.S. dollar deposits in the principal amount approximately equal to such LIBO Rate Loan are not generally available in the London interbank market, or that the rates at which such deposits as being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining LIBO Rate Loans during such Interest Period, or that reasonable means do not exist for ascertaining a LIBO Rate for such particular Interest Period, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Banks. In the event of any such determination, any request by the Borrower for a LIBO Rate Loan shall, until the Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Rate Loan. If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof if shall make it unlawful for any Bank to make or maintain LIBO Rates with respect to the Revolving Credit Loan or any portion thereof or to fund the Revolving Credit Loan or any portion thereof at LIBO Rates in the London interbank market or to give effect to its obligations as contemplated by this Loan Agreement, then, upon notice by the Agent to Borrower, the interest rate applicable to such portion(s) of the Revolving Credit Loan bearing interest at a LIBO Rate or Rates shall be automatically converted to the Alternate Base Rate, it being agreed that any notice given by the Agent to Borrower pursuant to this sentence shall, if lawful, be effective insofar as it pertains to any particular LIBO Rate loan on the last day of the then existing Interest Period pertaining to such LIBO Rate Loan, or if not lawful, shall be effective immediately upon being given by the Agent to Borrower. If the interest rate applicable to any particular LIBO Rate Loan is converted from a LIBO Rate to the Alternate Base Rate on a date other than a Roll Over Date in accordance with the provisions of the preceding sentence, Borrower shall not be liable for any payment under Section 3.13(b)(III) for such conversion.

                 (2) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Rate Loan is to be determined, the Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Rate Loan will not adequately and fairly reflect the cost to any Bank of making or maintaining CD Rate Loans during such Interest Period, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Banks. In the event of any such determination, any request by the Borrower for a CD Rate Loan shall, until the Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Rate Loan.

                 (3) Each determination by the Agent hereunder shall be conclusive absent manifest error; and

              (f) no Event of Default shall have occurred and be continuing on the Election Date for a LIBO Rate Loan or CD Rate Loan.

                  Effective on the relevant Election Date such Loan, or portions thereof as to which the election was made, shall commence to accrue interest as provided herein for the Type selected by the Borrower.

                  All interest rate elections made hereunder shall apply ratably among the Revolving Credit Notes such that the portion of each Alternate Base Rate Loan, CD Rate Loan and LIBO Rate Loan held by each Bank shall be in the same proportion that its Commitment t bears to the Total Commitment.

     3.5   Interest on Alternate Base Rate Loans. The Borrower shall
           -------------------------------------
pay interest on the unpaid principal amount of each Alternate Base Rate Loan from the date of such Loan, payable on each Interest Payment Date for such Loan at an interest rate per annum, calculated on a 360-Day Basis, equal to the Alternate Base Rate.

     3.6   Interest on LIBO Rate Loans. The Borrower shall pay interest
           ---------------------------
on the unpaid principal amount of each LIBO Rate Loan for each Interest Period applicable to such Loan, payable on each Interest Payment Date for such Loan, at an interest rate per annum calculated on a 360-Day Basis, equal to the Adjusted LIBO Rate applicable to such Interest Period plus the Applicable Margin in effect at the commencement of such Interest Period.

     3.6A  Interest on CD Rate Loans. The Borrower shall pay interest
           -------------------------
on the unpaid principal amount of each CD Rate Loan for each Interest Period applicable to such Loan, payable on each Interest Payment Date, at an interest rate per annum calculated on a 360-Day Basis, equal to the Adjusted CD Rate applicable to such Interest Period plus the Applicable Margin in effect at the commencement of such Interest Period.

     3.7  Default Rate. Upon the occurrence of any Default in the
          ------------
payment of any principal, interest, fees or other sums due hereunder or under the Revolving Credit Notes and thereafter, interest on the outstanding principal balance of the Loans shall accrue, at the option of the Agent, (i) at the rate at which an Alternate Base Rate Loan would accrue under
Section 3.5 plus 2% per annum, provided that (ii) LIBO Rate Loans and CD Rate Loans shall accrue at the rate set forth in Section 3.6 and 3.6A, respectively, plus 2% per annum until the applicable Roll Over Date, at which time such Loans shall convert to Alternate Base Rate Loans and interest shall accrue at the rate provided in clause (i) of this paragraph. Interest shall cease to accrue at the Default Rate upon notice to the Borrower from the Agent that the Default has been cured effective the date the Agent shall deem such default cured, and interest shall thereafter accrue as provided in Sections 3.5, 3.6 and 3.6A. The provisions of this Section shall continue to be in effect and may be imposed, at the option of the Agent, from time to time upon the occurrence of subsequent defaults.

     3.8   Principal Reductions; Borrowing Availability. The aggregate
           --------------------------------------------
outstanding principal under the Revolving Credit Notes shall not at any time exceed the sum of (i) the Total Commitment, as it may be reduced hereunder from time to time, and (ii) the aggregate outstanding principal of any Competitive Bid Rate Loans. The Borrower shall make principal payments in such amounts and at such times as are necessary to comply with this paragraph.

     3.9   Prepayment of Loans.
           -------------------
           (a) The Borrower shall have the right, at any time and from time to time, to prepay any Alternate Base Rate Loan, in whole or in part, without premium or penalty, together with accrued interest on the principal amount being prepaid to and including the date of such prepayment, upon at least three (3) Business Days' prior irrevocable written notice to the Agent; provided, however, that each partial prepayment shall be in the minimum principal amount of $500,000.

           (b) The Borrower shall have the right, subject to Section 3.13(b), at any time and from time to time to prepay any LIBO Rate Loan, Competitive Bid Rate Loan or CD Rate Loan in whole or in part, together with accrued interest on the principal amount being prepaid to and including the date of such prepayment, upon at least three (3) Business Days' prior irrevocable written notice to the Agent; provided, however, that each partial prepayment shall be in the minimum principal amount of Five Hundred Thousand Dollars ($500,000).

           (c) All prepayments pursuant to this Section shall be applied to prepay, in whole or in part, one or more Loans as directed by the Borrower. Each notice of prepayment shall specify the prepayment date and the principal amount Loan to prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan by the amount stated therein on the date stated therein.

     3.10  Payments. All payments of principal, interest and other sums due from
           --------
the Borrower under this Loan Agreement or on account of the principal of and interest on the Revolving Credit Notes shall be made no later than 11:00 a.m., New York time, on the date on which payable, in immediately available funds to the Agent at its office at Bridgewater Place, 500 Plum Street, Syracuse, New York, and the Agent shall distribute to each Bank not later than 3:00 p.m. New York time on that date its ratable portion of such payments.

     3.11  Increased Cost.
           --------------
           (a) In the event that after the date hereof, any enactment of or change in applicable law or regulation or in the administration or interpretation thereof whether or not having the force of law and including, without limitations, Regulation D promulgated by the Board as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof:

              (i) subjects the Agent or any Bank to a tax with respect to any amount paid or to be paid by either the Agent or any Bank with respect to any LIBO Rate Loan, any CD Rate Loan, a Revolving Credit Note or its obligation to make any Loan (other than (A) any tax imposed on the overall net income of the Agent or such Bank and (B) franchise taxes imposed on the Agent or such Bank, in either case by the jurisdiction in which such Bank or the Agent has its principal office or its Applicable Lending Office or any political subdivision or taxing authority therein); or

              (ii) changes the basis of taxation of payment to any Bank or the Agent of principal of or interest on any LIBO Rate Loan or CD Rate Loan, the Revolving Credit Notes or any commitment hereunder or any other amounts payable hereunder (other than changes in respect to taxes imposed on the overall net income of such Bank or the Agent by the jurisdiction in which such Bank or the Agent has its principal office or any political subdivision or taxing authority therein); or

              (iii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate or Adjusted CD Rate); or

              (iv) imposes upon any Bank or the London interbank market any other condition affecting this Loan Agreement or LIBO Rate Loans or CD Rate Loans made by such Bank; or

              (v) imposes upon any Bank any other condition with respect to any amount paid or payable to or by such Bank pursuant to this Loan Agreement; and

the result of any of the foregoing is to increase the cost to any Bank of making or maintaining any LIBO Rate Loan or CD Rate Loan or maintaining this Commitment (which increase in cost shall be the result of each Bank's reasonable allocation to the Loans of the aggregate of such cost increases resulting from such events) or to reduce the amount of the payment (whether of principal, interest or otherwise) receivable by any Bank hereunder or under the Revolving Credit Notes, in each case by an amount which such Bank deems material, then in any such event:

                 (A) the affected Bank(s) or the Agent shall notify the Borrower in writing of the happening of such event with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Loans or this Loan Agreement;

                 (B) the affected Bank(s) or the Agent shall promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other condition which have been imposed on such Banks or the Agent or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction at payment and the way in which such amount has been calculated; and

                 (C) the Borrower shall pay to the Agent or the affected Bank(s), within thirty (30) Business Days after delivery of the certificate referred to in clause (B) above, such additional amount or amounts as will compensate such Banks or the Agent for such additional cost, reduction or payment, but without duplication for any amounts charged to the Borrower under
Section 3.2 or 3.13.

         (b) No failure on the part of any Bank or the Agent to demand compensation under paragraph (a) above on any one occasion or with respect to any Interest Period shall constitute a waiver of its right to demand such compensation for such Interest Period or any other Interest Period and no failure on the part of the Agent or any Bank to deliver any certificate in a timely manner shall in any way reduce any obligations of the Borrower to such Bank or the Agent under this Section. The protection under this Section shall be available to each Bank and the Agent regardless of any possible contention of the invalidity or inapplicability of any law regulation or other condition which shall give rise to any demand by such Bank or the Agent for compensation.

     3.12  Maximum Rates. The Revolving Credit Notes and all obligations of the
           -------------
Borrower under this Loan Agreement are subject to the express condition that at no time shall the Borrower be obligated to pay interest at a rate which could subject any Bank to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to agree to pay. If by the terms hereunder or thereunder, the Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate of interest.

     3.13  Expenses and Indemnity.
           ----------------------
          (a) The Borrower shall reimburse and indemnify and hold the Agent and the Banks and their respective directors, officers, employees and agents harmless and defend them, at Borrower's sole cost and expense, against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements of Agent's and Banks' counsels, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with (i) any ongoing matters arising out of the transaction contemplated hereby, this Loan Agreement, the Revolving Credit Notes and all other agreements or documents executed in connection with this Loan Agreement, including but not limited to, all costs of appraisal or reappraisal of assets, whether required by law, regulation, the Agent, the Banks or any governmental or quasi-governmental authority, (ii) any waiver, modification or amendment to, or restructuring of, the Loans, the Revolving Credit Notes and any other Loan Documents, (iii) any and all lawful action that may be taken by the Agent or any Bank in connection with the enforcement of the provisions of this Loan Agreement or any of the other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Borrower, any Corporate Guarantor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (iv) the past, current and/or future sale or offering for sale of equity interests in the Borrower, including, without limitation, liabilities under any applicable securities or blue sky laws, (v) the use of any of the proceeds of the Loans, (vi) breach of any representation or warranty made by the Borrower or any Corporate Guarantor in this Loan Agreement or any other certificate or writing furnished to the Agent or any Bank, or (vii) any claim, litigation, investigation or proceedings relating to or based upon any act or omission of the Borrower or any Corporate Guarantor, whether or not the Agent, any Bank or any such person is a party thereto; provided Borrower shall not be liable to reimburse Agent or any Bank for any such costs and expenses, to the extent they result from the gross negligence or willful misconduct of the Agent or any Bank. All sums expended by the Agent or any Bank shall be payable within 30 Business Days after written demand and, if not paid within such period of 30 Business Days, shall then accrue interest at the Default Rate.

          (b) The Borrower shall indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (ii) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuance has been given pursuant to Section 2.2 or 3.4, (iii) any payment, prepayment or conversion of a LIBO Rate Loan, a Competitive Bond Rate Loan or CD Rate Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBO Rate Loan or CD Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Bank, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate or Adjusted CD Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. Any such Bank shall provide to Borrower a statement, signed by an officer such Bank, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive unless Borrower challenges such statement in writing within ten (10) days after receipt thereof. Borrower shall pay such Bank the amount shown as due on any such statement within thirty (30) days after the receipt of same. The foregoing indemnities shall not, as to the Agent or any Bank, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Bank.
          (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Loan Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Loan Agreement or the Revolving Credit Notes, or any investigation made by or on behalf of the Agent or any Bank.

     3.14  Competitive Bid Rate Loans.
           --------------------------
           (a) Upon at least one Business Day's prior written notice, the Borrower may request the Agent to solicit competitive bids from the Banks through an auction for short-term borrowings priced at a market rate (the "Absolute Interest Rate"). Absolute Interest Rate bids may be requested for periods from 30 days up to and including 180 days. Any Bank may bid, at its own discretion, without regard to its Commitment, but no Bank shall be required to submit a bid. The Absolute Interest Rate quoted by a Bank shall be determined in the sole discretion of such Bank by reference to such factors and considerations as such Bank may deem relevant. Competitive Bid Rate Loans shall be allotted to the bidding Banks in order of effective cost, starting from the lowest cost and rising to the highest cost acceptable to the Borrower. The Borrower shall be under no obligation to accept any of the bids received. Each Competitive Bid Rate Loan shall be in a minimum amount of $5,000,000 and increments of $1,000,000 and shall be subject to the limitation of paragraph (b) hereof.

           (b) Competitive Bid Rate Loans do not constitute utilization of the Total Commitment or any Bank's Commitment; provided however that the aggregate amount of Competitive Bid Rate Loans and all other Loans may not exceed the Total Commitment. Each Competitive Bid Rate Loan shall be in a minimum amount of $5,000,000 and increments of $1,000,000. Only one Competitive Bid Rate Loan may be outstanding at any time.

           (c) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Rate Loan from the date of such Loan, payable on each Interest Payment Date for such Loan interest rate per annum, calculated on a 360-Day Basis, equal the Absolute Interest Rate applicable to such Loan.

                                  ARTICLE IV
                             CONDITIONS OF LENDING

     4.1  Conditions Precedent. The obligation of the Banks to make the Loans
          --------------------
hereunder is subject to the satisfaction of the following conditions precedent:

          (a) receipt by the Agent of an opinion of counsel for the Borrower and Corporate Guarantors, which counsel shall be satisfactory to the Agent, to include but not be limited to the accuracy of the non-financial Representations and Warranties contained herein, due execution and authorization of this Loan Agreement, the Revolving Credit Notes, Corporate Guaranties, and other Loan Documents and all other related documents, that such documents are valid and binding obligations of the parties thereto, that the Borrower is not in material violation of ERISA and neither the Borrower nor any Corporate Guarantor has received notice that any Corporate Guarantor is in violation of ERISA, that no suit, litigation, claims, or judgment exist against the Borrower or any Corporate Guarantor by any other creditor or arising out of any bankruptcy proceedings, and that no material litigation exists except as listed in Schedule 1 to this Loan Agreement.

          (b) receipt by the Agent of certificates of good standing or comparable documents of recent date for the Borrower and Corporate Guarantors from the Secretaries of the jurisdictions of incorporation of the Borrower and the Corporate Guarantors of all other jurisdictions where the Borrower and the Corporate Guarantors conduct their business, copies of the certificates of incorporation and by-laws of the Borrower and Corporate Guarantors certified by the Secretaries or Assistant Secretaries of the Borrower and the Corporate Guarantors, a certified copy of the resolutions of the Borrower's Board of Directors authorizing the borrowings under this Loan Agreement and other Loan Documents, and any and all other documents related thereto together with an appropriate incumbency certificate as to the corporate officers of the Borrower and certified copies of the resolutions of the Corporate Guarantors' Board of Directors and shareholders authorizing execution of the Corporate Guaranties together with appropriate incumbency certificates as to the corporate officers of the Corporate Guarantors;

          (c) receipt by the Agent of the executed Loan Agreement, Revolving Credit Note and other Loan Documents and any and all related documents;

          (d) receipt by the Agent of the executed Corporate Guaranties, to the extent required, the form of which is annexed as Exhibit "D";

          (e) receipt by the Agent of a no-default certificate signed by an authorized officer of the Borrower and Corporate Guarantors stating that the representations and warranties made by the Borrower in this Loan Agreement and the Corporate Guarantors in the Corporate Guaranties are true and correct and that no Event of Default has occurred and that no event which, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder has occurred as of the date thereof or would occur upon the borrowing hereunder;

          (f) receipt by the Agent of certificates satisfactory to the Agent of policies of casualty and risk insurance in the form, amount and issued by insurance companies rated "A" or better by A.M. Best Company or a comparable rating company reasonably satisfactory to the Agent, covering all of the insurable assets of the Borrower and the Corporate Guarantors including without limitation, inventory, machinery and equipment, together with certificates reasonably satisfactory to the Agent of policies of liability insurance in form and amount satisfactory to the Agent including, without limitation, products liability insurance;

          (g) receipt by the Agent of such documents and other information which the Agent may reasonably require in support of the Loan Documents;

          (h) receipt, and satisfactory review, by the Agent and its counsel of all significant contracts, financing documents, agreements, leases and any other documents deemed material by the Agent relating to the Borrower or its Subsidiaries;

          (i) receipt by the Agent of the following, which must be satisfactory to the Agent:

              (1) Borrower's audited 1994 fiscal year financial statements;

              (2) Borrower's five-year forecasts of income statements, balance sheets and cash flow statements, together with all assumptions;

          (j) receipt by the Agent of a certificate signed by counsel to the Borrower satisfactory to the Agent's special counsel certifying that all applicable Federal and State laws, rules and regulations governing the Borrower or its Subsidiaries have been complied with;

          (k) receipt by the Agent of (i) a certificate signed an officer of the Borrower certifying the extent, if any, of any environmental violations, the location thereof and the plan of remediation being pursued, if any, and (ii) executed copies of any and all documentation concerning environmental issues in possession of the Borrower as the Agent may request, including agreements regarding the disposal of any toxic waste or other environmental contaminants, which documentation shall be satisfactory to the Agent and its counsel;

          (l) receipt of 1994 management letter from the Borrower's auditors;

          (m) receipt of (i) UCC (or local equivalent) and federal tax lien searches of the Borrower and Corporate Guarantors in all jurisdictions material to their businesses; and (ii) judgment and state tax lien searches of the Borrower in Onondaga County; the results of which are satisfactory to the Agent and its special counsel;

          (n) receipt by the Agent of such other documents audits, certificates, or other information as the Agent may reasonably request; and

          (o) receipt by the Agent of such other executed documents as may be required by special counsel to the Agent in support of the documents set forth in subparagraphs (c) and (d) hereof.


     4.2  Conditions Precedent to Revolving Credit Advances. Prior to all
          --------------------------------------------------
subsequent borrowings under the Revolving Credit and subject to the terms of
Section 2.5, the Agent shall receive a Borrowing Certificate signed by the Chief Financial Officer, President or Vice President--Treasurer of the Borrower stating, among other things, that the Representation and Warranties contained in this Loan Agreement are true on the date of such borrowing, that after giving effect to the requested borrowing the aggregate of the total outstanding under the Revolving Credit will be less than or equal to the Total Commitment and that no Event of Default has occurred as of such date or would occur upon giving effect to such borrowing.

                                   ARTICLE V

                         BANK AND AGENCY RELATIONSHIPS

     5.1  Commitment. The Borrower acknowledges that Chemical may sell and
          -----------
assign interests in the Revolving Credit Note and the Loans in accordance with
Section 5.10(c) of this Loan Agreement. By its acceptance of such an interest, each of the assignee Banks and Chemical severally agree, on the terms and conditions contained in this Loan Agreement, to extend credit to the Borrower from time to time up to but not exceeding the amount of such Bank's Commitment as then in effect. Each Bank's Commitment shall constitute its proportionate share of the Total Commitment and the Loans.

     5.2  Authority.
          ----------

          (a) In order to expedite the transactions contemplated by this Loan Agreement, Chemical Bank is hereby appointed to act as Agent on behalf of the Banks. Each of the Banks by its acceptance of any interest in a Revolving Credit
Note irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms hereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or in connection herewith (i) at the request or with the approval of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct.

          (b) The Agent is hereby expressly authorized on behalf of the Banks, without hereby limiting any implied authority, (i) to receive on behalf of each of the Banks any payment of principal of or interest on the Revolving Credit Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Bank its proper share of all payments so received, (ii) to distribute to each Bank copies of all notices, agreements, and other material as provided for in this Loan Agreement as received by such Agent, and (iii) to take all actions with respect to this Loan Agreement as are specifically delegated to the Agent. The Agent shall not, without the prior consent of each Bank (i) modify or amend in any respect whatsoever the interest rate provisions set forth in the Loan Documents, (ii) increase the maximum principal amount of the Total Commitment above Twenty-Five Million Dollars ($25,000,000), or (iii) extend the Maturity Date. The Agent shall not, without the consent of the Required Banks (i) make or consent to any amendment, modification or waiver of any of the terms, covenants, provisions or conditions of the Loan Documents, (ii) waive, compromise or settle any claim against Borrower or any Corporate Guarantor in whole or in part for the observance and performance by Borrower or any Corporate

Guarantor of any of the terms, covenants, provisions and conditions of the Loan Documents, or release Borrower or any Corporate Guarantor from any material obligation or liability under the Loan Documents, or (iii) waive any default under the Loan Documents.

     5.3  Action on Default. In the event that (a) the Borrower fails
          ------------------
to pay when due the principal of or interest on the Revolving Credit Notes or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Banks, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Banks; provided, however, that,
                                                 --------  -------
unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder with respect to an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default as it shall deem advisable in the best interests of the Banks.

     5.4  Responsibility of Agent.
          ------------------------

          (a) The Agent shall not be responsible in any manner to any of the Banks for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Loan Agreement or the Revolving Credit Notes or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Loan Agreement or any other agreement on the part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Loan Agreement as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent certificate, affidavit, letter, telegram, teletype message, telecopy, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed to that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower as though it were not Agent of the Banks hereunder.

          (b) The Agent shall promptly give notice to the Banks of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Loan Agreement and shall promptly forward a copy thereof to each Bank.

          (c) Neither the Agent nor any of its directors or officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank other than the Agent of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or in connection herewith.

          (d) The Agent may consult with legal counsel selected by it in connection with matters arising under this Loan Agreement and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Loan Agreement through agents or attorneys.

          (e) The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

     5.5  Expenses of Agent. Each Bank agrees (i) to reimburse the Agent in the
          -----------------
amount of such Bank's pro rata share (based on its Commitment) of any expenses incurred for the benefit of the Banks by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks not reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Loan Agreement or any action taken or omitted by it or any of them under this Loan Agreement, to the extent not reimbursed by the Borrower; provided, however, that no Bank shall be liable
                                --------  -------
to the Agent for any portions of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

     5.6  Independent Review. Each of the Banks by its acceptance of any
          ------------------
interest in a Revolving Credit Note acknowledges that its has, independently and without reliance upon the Agent or Chemical and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each Bank, by its acceptance, also acknowledges that it will, independently and without reliance upon the Agent or Chemical and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Loan Agreement or any document furnished hereunder.

     5.7  Successor Agent. Subject to the appointment an acceptance of a
          ---------------
successor Agent as provided below, the Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, and with the consent of the Borrower (which shall be deemed to be granted if an Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing), the Bank shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed within thirty (30) days after the retiring Agent gives notice of its resignation or the removal of the Agent, then the retiring Agent may, on behalf of the Banks appoint a successor Agent which shall be a bank having combined capital and surplus of at least Five Hundred Million Dollar ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     5.8  Sharing of Setoffs. If a Bank shall, through the exercise of a right
          ------------------
of banker's lien, setoff or counterclaim against the Borrower or any Corporate Guarantor, including, but no limited to, a secured claim under Section 506 of Title 11 of United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of its Revolving Credit Note or portion thereof held by it as a result of which the aggregate unpaid principal portion of the interests in Revolving Credit Notes held by it shall be proportionately less than the unpaid principal portion of the interests in Revolving Credit Notes held by the other Banks, it shall be deemed to have simultaneously purchased from such other Banks participations in the Revolving Credit Notes or interests therein held by such other Banks, so that the aggregate unpaid principal amount of the interests in Revolving Credit Notes and participations in Revolving Credit Notes held by it shall be in the same proportion to the then aggregate outstanding principal amount of all Revolving Credit Notes as its Commitment bears to the Total Commitment; provided however, that if any such purchase or purchases or adjustments shall be made and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank.

     5.9  Notice to Agent. Each of the Banks by its acceptance of any interest
          ---------------
in a Revolving Credit Note agrees to give prompt notice to the Agent of the following:

          (a) A Bank becomes aware of the occurrence of a Default or Event of Default from a source other than the Agent or from a notice given by the Borrower to all Banks.

          (b) A Bank becomes aware of the need to convert a LIBO Rate Loan to an Alternate Base Rate Loan under Section 3.4(e).

     5.10 Assignments and Participations.
          ------------------------------

          (a) Whenever in this Agreement any of the parties hereto or any Bank is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Corporate Guarantors, the Subsidiaries, the Agent or the Banks that are contained in this Loan Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Corporate Guarantor may assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

          (b) Each Bank, without the consent of the Borrower, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and interests in Revolving Credit Notes held by it); provided, however, that (i) such Bank's obligations under this Loan Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 3.2 and 3.11 (except to the extent that application to such sections to such banks and entities would cause the Borrower to make duplicate payments thereunder), 3.4(e) and 3.13, but only to the extent any of such sections would be available to the Bank which sold such participation and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Loan Agreement; provided further, however, that each Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Corporate Guarantors relating to the Loans, including, without limitation, the rights to approve any amendment, modification or waiver of any provision of this Loan

Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans.

          (c) Chemical and each Bank may assign by novation, to any one or more banks or other entities without the prior written consent of the Borrower and with the prior written consent of the Agent, all or a portion of its interests, rights and obligations under this Loan Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the interests in Revolving Credit Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Loan Agreement, which shall include the same percentage interest in the Loans and, Revolving Credit Notes, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $2,000,000 and
(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Revolving Credit Note or Notes subject to such assignment in the possession of the assigning Bank and a processing and recordation fee of $5,000. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Loan Agreement, such Bank shall cease to be a party hereto). Notwithstanding the foregoing, if any such assignment shall cause the Borrower to incur any increased costs in connection with its Loans from any such assignee, the Borrower may, provided that there shall exist no Event of Default or event or condition which, upon notice or lapse of time or both, would constitute an Event of Default, upon at least five (5) Business Days' prior written (or facsimile notice promptly confirmed in writing) to such assignee and the Agent, but not more than fifteen
(15) Business Days after notification of any such assignment, identify to the Agent a lending institution reasonably acceptable to the Agent which will purchase the Commitment and the amount of outstanding Loans from such assignee and such assignee shall thereupon assign its Commitment, any Loans owing to it and the Revolving Credit Notes held by it to such replacement lending institution pursuant to subsection (c). Such notice shall specify an effective date for such assignment and at the time thereof, the Borrower shall pay all accrued interest, Commitment Fees and all other amounts owing to such assignee as at such effective date for such assignment.

          In addition, in the event that there is a change in law that, when effective, would give rise to an obligation on the part of Borrower to make a payment with respect to United States withholding taxes to a Bank under Section 9.13(a), then Borrower, upon at least five (5) Business Days' notice to the Bank and the Agent, may cause the Bank to assign its rights and obligations under this Loan Agreement to an assignee identified by the Borrower and acceptable to the Agent, provided, however, that the Bank will not be obligated to make such assignment if, by the later of the date that is five Business Days following receipt of the notice of assignment by the Borrower required under this Section 5.10(c), the Bank gives written notice that it waives its right to payments by the Borrower with respect to Taxes pursuant to Section 9.13(a) to the extent that such payments would result from the particular change in law. Any assignment pursuant to the immediately preceding sentence shall be subject to the preceding provisions of this Section 5.10(c).

          (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Loan Agreement, the Loan Documents or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Corporate Guarantors or the performance or observance by the Borrower or any of the Corporate Guarantors of any of their respective obligations under this Loan Agreement, any of the Loan Documents, or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Loan Agreement and of the Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement;

(v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (e) The Agent shall maintain at its address referred to in Section
9.1 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Corporate Guarantors, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Borrower, the Corporate Guarantors or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with any Revolving Credit Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Borrower. At the option of the Agent, the assignee Bank shall thereafter be a holder of an existing Revolving Credit Note or Notes or of a direct participation interest therein or the Agent may include in its notice, given in accordance with the preceding sentence a requirement that the Borrower execute a new Revolving Credit Note or Notes. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent a new Revolving Credit Note or Notes to the order of such assignee in an amount equal to its portion of the Total Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any Commitment hereunder, a new Revolving Credit Note or Notes to the order of the assigning Bank in an amount equal to the Total Commitment retained by it. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B hereto. Upon receipt of such new Revolving Credit Note or Notes executed by the Borrower, the Agent shall deliver to the Borrower the Revolving Credit Note or Notes surrendered by the assigning Bank. Revolving Credit Notes surrendered to the Borrower shall be cancelled by Borrower.

          (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 5.10, disclose to the assignee or participant or proposed assignee or participant, any financial and other information concerning the Borrower and each Subsidiary and other pertinent information with respect to Loans; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or any Subsidiary received from such Bank.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants as follows:

     6.1  Corporate Existence and Power. The Borrower and Corporate Guarantors
          -----------------------------
are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly licensed or qualified as foreign corporations in all jurisdictions where the failure to qualify would have a material adverse effect on the financial condition, business or operations of the Borrower or the Corporate Guarantors and have the corporate power required to carry on their businesses as now conducted.

     6.2  Corporate and Governmental Authorization; Contravention. The execution
          -------------------------------------------------------
and delivery by the Borrower of this Loan Agreement; the Revolving Credit
Notes, other Loan Documents and all other documents contemplated hereby, the performance by the Borrower of its obligations hereunder and thereunder and the execution and performance of the Corporate Guaranties by the Corporate Guarantors are within their corporate powers, have been duly authorized by all necessary corporate action, do not and will not contravene, violate, result in the breach of or constitute a default under, any provision of their certificates of incorporation or by-laws or, in any material respect, any agreement, judgment, injunction, order, decree or other instrument including but not limited to any indenture or other loan, credit agreement, or lease to which they are parties and by which they are bound or affected, result in the creation or imposition of any mortgage, lien, encumbrance, security interest or charge on any asset of the Borrower or the Corporate Guarantors, and does not and will not require the consent or approval of employees, stockholders or creditors of the Borrower or the Corporate Guarantors or any governmental body or other regulatory authority or the same have been obtained.

     6.3  Binding Effect. This Loan Agreement, the Revolving Credit Notes, and
          --------------
other Loan Documents and the Corporate Guaranties constitute respectively the legal, valid and binding agreements of the Borrower and the Corporate Guarantors, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

     6.4  Financial Information. The consolidated financial statements of the
          ---------------------
Borrower furnished to the Agent fairly reflect the financial condition of the Borrower as of January 29, 1994 and January 30, 1993, respectively, and no material adverse changes, financial or otherwise, have occurred since those dates.

     6.5  Litigation. There is no action, suit or proceeding pending against, or
          ----------
to the knowledge of the Borrower threatened against the Borrower or any of the Corporate Guarantors before any court or arbitrator or any governmental body, agency or official which will materially adversely affect their condition, financial or otherwise, except such litigation as is included on Schedule A attached hereto.

     6.6  Compliance with ERISA. With respect to retirement and employee benefit
          ---------------------
plans maintained by the Borrower and the Corporate Guarantors, no Prohibited Transaction (as such term is defined in ERISA) has occurred, and no material violations of ERISA exist which would create a lien on the assets of the Borrower or the Corporate Guarantors.

     6.7  Taxes and Past Due Obligations.
          ------------------------------

          (a) The Borrower has filed all federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. No tax deficiencies and no past due obligations exist that materially affect the operations or financial condition of the Borrower, or, if such deficiencies or obligations exist, they are being contested in good faith by appropriate proceedings, it has set aside on its books adequate reserves therefor in accordance with GAAP.

          (b) With respect to taxable periods beginning after April 29, 1988, the Corporate Guarantors have filed all federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Corporate Guarantors. No tax deficiencies and no past due obligations exist that materially affect the operations or financial condition of the Borrower or the Corporate Guarantors taken as a whole, or, if such deficiencies or obligations exist, they are being contested in good faith by appropriate proceedings and the Borrower or Corporate Guarantors have set aside on their books adequate reserves therefor in accordance with GAAP.

     6.8  Title to Assets. The Borrower and the Corporate Guarantors have good
          ---------------
and marketable title to, or valid leasehold interests in, all of their properties and assets, real and personal, reflected on the balance sheets, and the same are not subject to any liens, mortgages, pledges, security interests, encumbrances or charges of any kind, other than those permitted in this Loan Agreement.

     6.9  Compliance with Laws and No Conflict. The Borrower and the Corporate
          ------------------------------------
Guarantors are not in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any material indenture, agreement, lease or instrument, (including but not limited to (a) those governing retail sale of controlled substances and other pharmaceutical products and materials, (b) those governing any other products which may be sold by the Borrower or any Corporate Guarantor, (c) those governing reimbursement for providers of health care products and services, and (d) those governing hazardous materials, asbestos and other environmental matters) the noncompliance with which or the breach of which would materially adversely affect the business, properties prospects, profits, or condition (financial or otherwise) of the Borrower or any Corporate Guarantor or materially adversely affect the ability of the Borrower or any Corporate Guarantor to perform its obligations under this Loan Agreement, the Revolving Credit Notes, other Loan Documents and all other related documents. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance of this Loan Agreement or the Corporate Guaranties.

     6.10  [Intentionally omitted.]

     6.11  Use of Proceeds. Proceeds of the Revolving Credit shall be used
           ---------------
solely to fund acquisitions, working capital and capital investments as permitted under the terms of this Loan Agreement.

     6.12  Subsidiaries. The Borrower and Corporate Guarantors have no
           ------------
Subsidiaries except those set forth on Schedule B attached hereto. All of the Subsidiaries set forth on Schedule B have not acquired any assets since January 29, 1994.

     6.13  Regulations G, T, U and X. The Borrower and Corporate Guarantors are
           -------------------------
not engaged principally in, or have an important activity in, the business of extending credit for the purpose of purchasing or carrying any "Margin Stock" (as defined in Regulation U of the Board, nor will any part of the proceeds of the Revolving Credit be used, now or ultimately, to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U and X promulgated by the Board, as the same are from time to time in effect, or any official rulings or interpretations thereunder or thereof.

     6.14  Hazardous Materials. The Borrower is not aware that the Borrower or
           -------------------
any of the Corporate Guarantors have used Hazardous Materials on, from, or affecting any of their properties or assets, including rental properties, in any manner which violates Federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. The Borrower is not aware that any prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof have used Hazardous Materials on, from or affecting such property or asset in any manner which violates Federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. For the purposes of this Section, the Borrower shall not be deemed to be aware or have knowledge of any fact unless such fact that is known a corporate officer of the Borrower.

     6.15  Solvency. The Borrower is solvent immediately after execution of this
           --------
Loan Agreement and upon the performance of its obligations hereunder. The Corporate Guarantors are solvent, without giving effect to the Corporate Guaranty, after execution of the Corporate Guaranties.

                                  ARTICLE VII

                                   COVENANTS

     7.1 Affirmative Covenants. The Borrower agrees that during the term of this Loan Agreement, it shall do the following:

          (a) Maintenance of Existence. The Borrower shall preserve and keep in
              ------------------------
force and effect, and cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by Section 7.2(d).

          (b) Maintenance of Properties. The Borrower shall and shall cause each
              -------------------------
Restricted Subsidiary (i) in the case of properties owned by it, to maintain, keep, and preserve, and (ii) in the case of properties leased by the Borrower or a Restricted Subsidiary, as lessee, shall, or shall cause the lessor to, maintain, keep and preserve such leased properties, in each case which are used or useful in the conduct of its business in repair and good working order and from time to time shall make, or use its best efforts to cause the lessor to make, all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         (c)  Maintenance of Insurance. The Borrower shall maintain, and cause
              ------------------------
each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such form and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties (the "Industry Standard"); provided that the Borrower may elect, solely with respect to fire and extended coverage insurance, to self-insure all or a portion of the contents of those individual retail stores operated by the Borrower or any Restricted Subsidiary which have, or may be reasonably expected to have, an insurable value per store of less than two percent (2%) of Consolidated Tota1 Assets, as determined by the Borrower in the exercise of prudent business judgment but in no event shall the Borrower self-insure in an amount greater than the Industry Standard.

         (d)  Payment of Taxes and Claims. The Borrower shall duly and promptly
              ---------------------------
pay and discharge, and cause each Restricted Subsidiary to promptly pay and discharge, as the same become due and payable, (i) all lawful taxes, assessments and governmental charges, levies or claims levied or imposed upon the Borrower or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Restricted Subsidiary, in an amount exceeding Ten Thousand Dollars ($10,000); provided that the amount of such unpaid taxes, assessments and governmental charges or levies shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate; (ii) all trade accounts payable in accordance with customary trade practices; and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Borrower or such Restricted Subsidiary; provided the Borrower or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (A) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Restricted Subsidiary or any material interference with the use thereof by the Borrower or such Restricted Subsidiary, and (B) the Borrower or such Restricted Subsidiary shall set aside on its books adequate reserves therefor in accordance with GAAP.

          (e) Reports and Rights of Inspection. The Borrower will keep, and will
              --------------------------------
cause each Subsidiary to keep a system of accounting established and administered in accordance with GAAP consistently maintained (except for changes disclosed in the financial statements furnished to the Agent pursuant to this Section and concurred in by the independent public accountants referred to in Section 7.1(e)(2) hereof), and will furnish to the Agent (in duplicate if so specified below or otherwise requested):

              (1) Quarterly Statements. (A) As soon as available and in any
                  --------------------
event within sixty (60) days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

                  (i) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the consolidated figures for the end of the preceding fiscal year,

                  (ii) consolidated statements of net earnings of the Borrower and its Restricted Subsidiaries for such quarterly period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                  (iii) consolidated statements of cash flows of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Borrower; provided that the furnishing by the Borrower of its Quarterly Report to the Securities and Exchange Commission on Form 10-Q shall satisfy the requirements of this Section so long as such reports are no less detailed or comprehensive than the Form 10-Q for the quarter ended October 30, 1993;

          (B) As soon as available and in any event within eighty-four (84) days after the end of each fiscal year, duplicate copies of:

                  (i) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of the last fiscal quarter of such year, and

                  (ii) consolidated statements of net earnings of the Borrower and its Restricted Subsidiaries for the last fiscal quarter of such year,

all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Borrower, for the purposes of calculating Applicable Margins to be in effect during the second fiscal quarter of the next fiscal year.

          (2) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Borrower, duplicate copies of:

                  (i) consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year, and

                  (ii) consolidated statements of net earnings and stockholders' equity and cash flows of the Borrower and its Restricted Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of DeLoitte & Touche or such other firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial condition of the Borrower and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (3) Audit reports. Promptly upon receipt thereof, one copy of each
              -------------
interim or special audit made by independent accountants of the books of the Borrower or any Restricted Subsidiary; provided that the Borrower need not provide a copy of any so-called "management's letter" unless requested by the Agent;

          (4) SEC and Other reports. Promptly upon their becoming available,
              ---------------------
one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any material orders in any material proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any government agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries;

         (5)  Requested Information. With reasonable promptness, such other data
              ---------------------
and information as the Agent may reasonably request;

          (6) Officer's Certificates. Within the periods provided in paragraphs
              ----------------------
(1) and (2) above, a certificate of an authorized financial officer of the Borrower stating that such officer has reviewed the provisions of this Loan Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of Section 7.2, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto; and

          (7) Accountants' Certificates. Within the period provided in paragraph
              -------------------------
(2) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Loan Agreement and stating further whether, in making their audit, such accountants have become aware of any Event of Default under the terms or provisions of
Section 7.2 of this Loan Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof.

          (8) Updated Budgets and Forecasts. (i) Upon presentation to the Board
              -----------------------------
of Directors of Borrower, but in no event later than the end of the first quarter of each fiscal year, operating budgets for such fiscal year prepared by the Borrower including projected balance sheets, income statements and cash flow statements, together with all assumptions and rationales, all prepared on a quarterly basis and on a consolidated basis and (to the extent prepared) by division; (ii) upon approval by senior management of Borrower as part of Borrower's strategic planning process, strategic plans of the Borrower or any revisions or updates of the same; (iii) to the extent not provided in (ii above, upon presentation to the Board of Directors of Borrower, strategic plans or any revisions or updates of the same.

          (9) ERISA Reports. (i) As soon as practical, all reports and forms
              -------------
filed with respect to all pension or other employee benefit plans under ERISA, except as filed in the normal course of business and that would not result in an adverse action to be taken by the Pension Benefit Guaranty Corporation ("PBGC"), and (ii) as soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event (as such term is defined in ERISA) with respect to any benefit plan has occurred, a statement of a financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC.

     Without limiting the foregoing, the Borrower will permit the Agent to visit and inspect, in the presence of a Borrower' representative, any of the properties of the Borrower or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with the Agent the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Borrower shall not be required to pay or reimburse the Agent for expenses which the Agent may incur in connection with any such visitation or inspection.

          (f) Notice of Default. The Borrower shall deliver to the Bank,
              -----------------
promptly upon the occurrence of any Event of Default, written notice setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto. The Borrower shall also promptly notify the Agent of any default under the terms of any other agreement to which the Borrower or any Corporate Guarantor is a party.

          (g) Compliance with Laws. The Borrower will promptly comply and will
              --------------------
cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, ERISA, and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Borrower and its Subsidiaries or would result in any lien or charge upon any property of the Borrower or any Subsidiary.

          (h) Formation or Acquisition of Subsidiaries or Change in Assets. The
              ------------------------------------------------------------
Borrower shall promptly notify the Agent in writing of the formation or acquisition of any Subsidiary or affiliate and cause such Subsidiary or affiliate to become a Corporate Guarantor hereunder and to be subject to all of the terms and conditions herein required of the Borrower.

          (i) Material Adverse Changes. The Borrower shall promptly notify the
              ------------------------
Agent of (i) any action, litigation, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency that, if adversely determined would materially impair the right of the Borrower or any Subsidiary to carry on its business substantially as now conducted, or would materially adversely affect the business, operations, properties, assets or condition, financial or otherwise, of the Borrower or its Subsidiaries; and (ii) any other matter, investigation, audit, business development or change in financial condition, which has resulted in, or which the Borrower or its Subsidiaries reasonably believes will result in, a materially adverse change in the financial condition, operations or business of the Borrower or its Subsidiaries.

          (j) Hazardous Materials. (A) In the event of any notice or citation to
              -------------------
the Borrower or any of its Subsidiaries by the United States Environmental Protection Agency or any other governmental agency of any violation or deficiency relating to Hazardous Materials, the Borrower shall promptly notify the Agent of such notice or citation and, together with such notice, shall furnish to the Agent a certificate (i) stating the steps to be taken to cure such violation or deficiency and the amount of time required to effect such cure and (ii) certifying that related remediation costs will not adversely affect the Borrower's financial condition. The Borrower shall thereafter proceed with due diligence to cure within the stated time period.

               (B) The Borrower shall, and shall cause it Subsidiaries to defend, indemnify and hold harmless the Agent and the Banks, their employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise (ii) any personal injury (including wrongful death) or property damage (real or personal arising out of or related to such Hazardous Materials); (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (iv) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Banks, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. Nothing in this paragraph is intended to prevent the Borrower from possessing or using Hazardous Materials so long as such possession or use is in strict accordance with all applicable federal, state, and local laws, ordinances, rules, regulations and policies.

     7.2  Negative Covenants.  The Borrower agrees that during the term of this
          ------------------
Agreement it shall not, without the prior written consent of the Required Banks, do any of the following:

          (a) Funded Debt.  (1) The Borrower will not and will not permit any
              -----------
Restricted Subsidiary to create, assume or incur or in any manner become liable after the date hereof in respect of any Funded Debt, unless at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, the Borrower would be able to incur at least One Dollar ($1.00) of additional Funded Debt under subparagraphs (2) and (3) of this
Section 7.2(a).

              (2) The Borrower will not permit Consolidated Funded Debt to exceed an amount equal to fifty-five percent (55%) of Consolidated Total Capitalization at any time.

              (3) The Borrower will not permit the amount of Consolidated Funded Debt secured by liens described in Section 7.2(b)(7) and (8) to exceed an amount equal to twenty percent (20%) of Consolidated Total Capitalization;

provided that for purposes of this Section 7.2(a), Consolidated Funded Debt shall not include Funded Debt of Subsidiaries owing to or held by the Borrower or any Wholly-owned Subsidiary; and provided further that Capitalized Leases shall be excluded in calculating the amount of Consolidated Funded Debt permitted to be incurred under the provisions of Section 7.2 (a)(3).

          (b)  Limitation on Liens.  The Borrower  will not, and will not permit
               -------------------
any Restricted Subsidiary to, create or incur,or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets under conditional sales agreements or other title retention devices without making or causing to be made provision whereby the Revolving Credit Notes will be secured, to the full extent permitted by applicable law, equally and ratably with all other obligations secured thereby, except:

              (1) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and suppliers, provided that payment thereof is not at the time required by Section 7.1(d);

              (2) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

              (3) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue is being contested in good faith by appropriate actions or proceedings;

              (4) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Restricted Subsidiaries;

              (5) mortgages, liens or security interests securing Indebtedness of a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary to the Borrower or to another Restricted Subsidiary;

              (6) mortgages, liens, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) existing as of the date hereof and set forth on Schedule C annexed securing Funded Debt of the Borrower or any Restricted Subsidiary, which mortgages, liens, conditional sale contracts, security interests, or other arrangements may not be modified, amended or extended without first obtaining the prior written approval of the Required Banks, provided however that such approval shall not be required if

(i) the lien or charge is attached and shall continue to attach solely to fixed assets acquired or purchased with funds secured by such lien or charge, (ii) such modification, amendment or extension shall not cause the aggregate amount remaining unpaid on all Indebtedness secured by liens on such fixed assets to exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Borrower), and (iii) after giving effect to such modification, amendment or extension, the Borrower would be permitted to incur at least One Dollar ($1.00) of additional Funded Debt under the provisions of Section 7.2(a);

               (7) mortgages, liens or security interests securing Indebtedness for borrowed money issued by or on behalf of any State or political subdivision of any State the debt service on which is payable directly or indirectly by the Borrower or any Restricted Subsidiary; and

               (8) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Restricted Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred extended or renewed in contemplation of such acquisition, provided that
(i) the lien or charge shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining or not assumed by the Borrower or a Restricted Subsidiary shall not exceed an amount equal to one hundred percent (100%) of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Borrower), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 7.2(a).

          (c) Guaranties. The Borrower will not and will permit any Restricted
              ----------
Subsidiary to become or be liable in respect of any Guaranty except:

               (1) advances to and Guaranties of loans to employees of the Borrower and its Subsidiaries in respect of travel and moving expenses and to facilitate the purchase of automobiles by such employees for use in the business of the Borrower and its Subsidiaries in an aggregate amount not exceeding Six Hundred Fifty

Thousand Dollars ($650,000) at any time outstanding, which aggregate amount shall include all such advances and guaranties which are deemed to be Restricted Investments;

               (2) Guaranties by the Borrower of obligations of Restricted Subsidiaries in respect of Long-Term Leases of such Restricted Subsidiaries;

               (3) Guaranties of the Borrower in addition to those permitted by the foregoing paragraphs (a) and (b); provided that such Guaranties are limited in amount to a stated maximum dollar exposure and included in Current Debt or Consolidated Funded Debt and

               (4) The Corporate Guaranties.

          (d)  Mergers, Consolidations, Sales of Assets, Sale/Leasebacks.
               ---------------------------------------------------------

               (1) The Borrower will not, and will not permit any Restricted Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of (including by way of any Sale/Leaseback Transaction) all or any substantial part [as defined in subparagraph (5) of this Section 7.2(d)] of the assets of the Borrower and its Restricted Subsidiaries, (iii) acquire or be acquired by any other Person or
(iv) acquire assets (other than inventory) of any other Person outside the ordinary course of business; provided, however, that:

               (A) any Restricted Subsidiary may merge or consolidate with or into the Borrower or any own Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

               (B) the Borrower may consolidate or merge with any other corporation if the Borrower shall be the surviving or continuing corporation and, in any case, at the time of such consolidation or merger and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower would be permitted to incur at least One
Dollar ($1.00) of additional Funded Debt under the provisions of Section 7.2(a);

               (C) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Borrower or any Wholly-owned Restricted Subsidiary;

               (D) the Borrower may acquire another Person or assets of another Person for an aggregate purchase price (including inventory) for such acquisition of $5,000,000 or less, provided that (i) at the time of such acquisition and after giving effect thereto no Default or Event of Default shall have occurred and be continuing,
(ii) the Borrower would be permitted to incur at least One Dollar ($1.00) of additional Funded Debt under the provisions of Section 7.2(a), and (iii) prior to any such acquisition in excess of $500,000 but less than $5,000,000, the Borrower delivers to the Agent a certificate certifying as to compliance with the foregoing clauses (i) and (ii); and

               (E) the Borrower may acquire another Person or assets of another Person for an aggregate purchase price (including inventory) for such acquisition of greater than $5,000,000, but not more than $20,000,000 provided that (i) at the time of such acquisition and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower would be permitted to incur at least One Dollar ($1.00) of additional Funded Debt under the provisions of Section 7.2(a), and (iii) prior to any such acquisition, the Borrower delivers to the Agent (x) a certificate certifying as to compliance with the foregoing clauses (i) and (ii) and (y) such other information as Agent may request regarding the subject acquisition and compliance with this Loan Agreement;

For the purposes of the foregoing subparagraphs (D) and (E), "aggregate purchase price" shall include all consideration paid or to be paid by the Borrower or any Restricted Subsidiary to the seller in such transaction or to any affiliate of such seller in connection with or related to such acquisition, whether the obligation to make such payment is fixed or contingent, or direct or indirect.

          (2) The Borrower will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 7.2(d), and warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Borrower or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Restricted Subsidiary whereby the Borrower and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

          (3) The Borrower will not sell, transfer or otherwise dispose of any shares of stock in any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

               (A) simultaneously with such sale, transfer or disposition, all shares of stock of such Restricted Subsidiary at the time owned by the Borrower and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

               (B) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such stock or Indebtedness is no longer in the best interests of the Borrower;

               (C) such stock or Indebtedness is sold, transferred or otherwise disposed of to a Person, for a consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

               (D) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of; and

               (E) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Borrower and its Restricted Subsidiaries.

          (4) The Borrower will not, nor permit any Subsidiary to sell, transfer, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment with or without recourse, except for collection in the ordinary course of business.

          (5) As used in Section 7.2(d)(1), (2) and (3), sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Restricted Subsidiaries only if (i) the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Restricted Subsidiaries during the same fiscal year, exceeds ten percent (10%) of Consolidated Total Assets as at the last day of the preceding fiscal year, or (ii) the operation of the assets sold, leased or disposed of produced, during the fiscal year of the Borrower immediately preceding such sale, lease or other disposition, more than ten percent (10%) of Operating Income in the fiscal year preceding the date of disposition.

          (6) Notwithstanding the restrictions contained in subparagraph (2),
(3) or (4) of Section 7.2(d), the Borrower shall not be prohibited from creating one or more Subsidiaries to carry on the business of the Borrower's The Paper Cutter or Wheels Discount Auto Supply divisions, or both, and thereafter (i) selling, transferring or disposing of a portion of such Subsidiaries by disposing of a portion of the assets or the capital stock of such Subsidiaries and (ii) permitting such Subsidiaries to issue or sell any shares of their capital stock of any class;

provided that (i) such corporation remains a Subsidiary, (ii) the book value of any such assets or capital stock so sold, transferred or disposed of shall not exceed fifteen percent (15%) of Consolidated Total Assets during any period of twelve (12) consecutive months, (iii) the operation of the assets so sold, transferred or disposed of shall not have produced, during the fiscal year of the Borrower immediately preceding such sale, lease or other disposition, more than twenty percent (20%) of Operating Income; (iv) such sale or disposition shall not create a breach default or Event of Default under any credit agreement, loan agreement or other terms of Indebtedness with any other lender; and (v) such Subsidiary is a Corporate Guarantor and has delivered to the Bank a Corporate Guaranty.

               For purposes of computations under this Section 7.2(d), there shall be excluded from the computation of sales, leases or other dispositions of assets (i) sale of products in the ordinary course of business and (ii) sales, leases, transfers or other dispositions of assets generating net proceeds which are reinvested in the Current Business of the Borrower and its Restricted Subsidiaries within six months from the date such proceeds are received by the Borrower or a Restricted Subsidiary.

          (e)  Dividends, Stock Purchases; Restricted Investments. The Borrower
               --------------------------------------------------
will not, except as hereinafter provided:

               (1) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower); or

               (2) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Borrower from the substantially concurrent issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock); or

               (3) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

               (4) make any Restricted Investment;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, Restricted Investments and all such other distributions being herein collectively called "Restricted Payments"), if after giving effect thereto and, in the case of any Restricted Investment, prior to the liquidation thereof, the aggregate amount of Restricted

Payments made during the period from and after January 29, 1994 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) Nineteen Million Five Hundred Sixty-Six Thousand Six Hundred Five Dollars ($19,566,605) plus (ii) seventy-five percent (75%) of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit), plus (iii) the net proceeds received by the Borrower from the sale of Common Stock; provided, that nothing in this Section shall prohibit the redemption, retirement, purchase or other acquisition by the Borrower of not exceeding (y) 221,612 shares of the Borrower's Common Stock plus (z) Common Stock the aggregate purchase price of which does not exceed $15,000,000, and no such purchase under (y) or (z) shall constitute a Restricted Payment for purposes of this Section 7.2(e).

     Any Person which becomes a Restricted Subsidiary after the Closing Date shall be deemed to have made, at the time that it becomes a Restricted Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Restricted Subsidiary. In the event any Restricted Subsidiary ceases to be a Restricted Subsidiary subsequent to the Closing Date, all investments of the Borrower and its Restricted Subsidiaries in such Person shall be deemed to have been made at the time such Person ceased to be a Restricted Subsidiary.

     The Borrower will not declare any dividend which constitutes a Restricted Payment payable more than one hundred five (105) days after the date of declaration thereof.

     For the purposes of this Section 7.2(e) the amount of any Restricted Payment declared, paid or distributed in property of the Borrower shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question.

          (f) Use of Proceeds. The Borrower will not permit any of the proceeds
              ---------------
of the Revolving Credit to be used for purposes which might constitute violations of Regulation U or Regulation X.

          (g) Ratio of Consolidated Current Assets to Consolidated Current
              ------------------------------------------------------------
Liabilities. The Borrower will not permit the ratio of Consolidated Current
- -----------
Assets to Consolidated Current Liabilities to be less than 1.3:1.0 at the end of any month.

          (h) Fixed Charge Coverage. The Borrower will not permit the Net Income
              ---------------------
Available for Fixed Charges for the four (4) immediately preceding fiscal quarters to be less than one hundred fifty percent (150%) of the Fixed Charges for such four (4) fiscal quarters, determined at the last day of each quarterly fiscal period in each fiscal year.

          (i) Fiscal Year. The Borrower will not change its fiscal year end date
              -----------
from the last Saturday in January without the prior written consent of the Required Banks.

          (j) Conduct of Business. Neither the Borrower nor any Restricted
              -------------------
Subsidiary will engage in any business if, as a result, the general nature of the business taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries would be substantially changed from their Current Business.

          (k) Transfer to or Acquisition of Assets. The Borrower shall not (i)
              ------------------------------------
transfer any of its assets to, or permit any Corporate Guarantor to transfer any of its assets to any Subsidiary of the Borrower or any Corporate Guarantor or (ii) permit any Subsidiary to acquire any assets unless such Subsidiary is
or shall   first become a Corporate Guarantor by execution of the guaranty substantially in the form of Exhibit "D".

                                 ARTICLE VIII

                                    DEFAULT


     8.1  Event of Default. If one or more of the following events shall have
          ----------------
occurred:

          (a) default shall occur in the payment of interest on the Revolving Credit Notes within five (5) days after the same shall have become due; or

          (b) default shall occur in the making of any payment of the principal of the Revolving Credit Notes at the expressed or an accelerated maturity date or at any date fixed for such payment; or

          (c) default shall be made in the payment of the principal of or interest on any Indebtedness of the Borrower or any Restricted Subsidiary for borrowed money having an aggregate principal amount of $500,000 or more, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto and shall not have been waived pursuant thereto; or

          (d) default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness of the Borrower or any Restricted Subsidiary for borrowed money having an aggregate principal amount of $500,000 or more may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Borrower or any Restricted Subsidiary outstanding thereunder and shall not have been waived pursuant thereto; or

          (e) default shall occur in the observance or performance of any covenant or agreement contained in Section 7.1(c) Section 7.2(a) and in Section 7.2(g) and Section 7.2(h) hereof; or

          (f) default shall occur in the observance or performance of any covenant or agreement contained in Section 7.1(e) hereto which is not remedied within ten (10) days after the occurrence of such default; or

          (g) default shall occur in the observance or performance of any other provision of this Loan Agreement which is not remedied within 30 days after the occurrence of such default; or

          (h) any representation or warranty made by the Borrower herein, or made by the Borrower in any statement or certificate furnished by the Borrower in connection with the consummation of the issuance and delivery of this Loan Agreement or the Revolving

Credit Notes or furnished by the Borrower pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) final judgment or judgments for the payment of money aggregating in excess of $400,000 is or are outstanding against the Borrower or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

          (j) the Borrower or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Borrower or any Restricted Subsidiary applies for or consents to the appointment of a custodian, trustee or receiver for the Borrower or such Restricted Subsidiary or for the major part of the property of either; or

          (k) a custodian, trustee or receiver is appointed for the Borrower or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

          (1) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Borrower or any Restricted Subsidiary and, if instituted against the Borrower or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

          (m) (i) a Reportable Event shall have occurred under ERISA that in the opinion of the Agent may have a material adverse effect on the operations, properties or condition (financial or otherwise) of the Borrower and/or any of the Corporate Guarantors or that is likely to lead to a termination of an Employee Benefit Plan (as such term is defined in ERISA) provided that the Borrower may cure such default by delivering to the Agent within fifteen (15) days following the occurrence of such default a certificate (a) stating the steps to be taken to cure such Reportable Event and (b) certifying as to the plan of remediation the cost thereof and time to complete and if accepted by the Agent the Borrower must proceed with due diligence to cure within the time period set forth in the certificate or (ii) appointment of a trustee shall occur with respect to any Employee Benefit Plan as a result of the occurrence of a Reportable Event or Prohibited Transaction (as such term is defined in ERISA); or

          (n) if any breach, Default or Event of Default occurs under any other Indebtedness or agreement with a Bank and such default shall continue beyond the period of grace, if any, allowed with respect thereto and shall not have been waived pursuant thereto; or

          (o) default shall occur in the observance or performance of any covenant or agreement on the part of a Corporate Guarantor to be observed or performed under the Corporate Guaranties;

then the Agent may or shall (upon the written request of the Required Banks), by written notice to the Borrower (except that Events of Default (j), (k) and (l) shall require no notice), terminate the Total Commitment, terminate or declare the obligations hereunder and under the Revolving Credit Notes, together with accrued interest, and any other amount then owing to the Banks hereunder to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default under subsection (j), (k) or (l) above, all obligations of the Borrower hereunder and under the Revolving Credit Notes shall become automatically due and payable without notice or demand.

This Section is subject to the condition that if the principal and accrued interest have been declared immediately due and payable by reason of any Event of Default (i) one hundred percent (100%) of the Banks, in the case of any Event of Default described in paragraphs (a), (b), (j), (k), and (l) of this Section or (ii) the Required Banks in the case of any Event of Default not included in the preceding clause (i), may, by written instrument filed with the Borrower, rescind and annul such declaration and the consequence thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Revolving Credit Notes on this Loan Agreement;

          (b) all arrears of interest upon the Revolving Credit Notes and all other sums payable under the Revolving Credit Notes and under the Loan Agreement (except any principal or interest on the Revolving Credit Notes which has become due and payable solely by reason of such declaration under this Section 8.1) shall have been paid in full; and

          (c) each and every other breach, Default or Event of Default shall have been cured or waived and provided further, that no such rescission and annulment shall extend to or affect any subsequent breach, Default or Event of Default or impair any right consequent thereto.

                                  ARTICLE IX

                                 MISCELLANEOUS


     9.1 Notices. All notices, requests and other communications to any party
         -------
hereunder shall be in writing and shall be given such party at its address set forth below:

     if to the Borrower:

               Fay's Incorporated
               7245 Henry Clay Boulevard
               Liverpool, New York 13088
               Attention: General Counsel

     if to Chemical:

               Chemical Bank
               Bridgewater Place
               500 Plum Street
               Syracuse, New York 13204
               Attention: Credit Deputy

     if to the Agent:

               Chemical Bank
               Bridgewater Place
               500 Plum Street
               Syracuse, New York 13204
               Attention: Credit Deputy

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto.

     9.2 No Waivers. No failure or delay by a Bank or the Agent in exercising
         ----------
any right, power or privilege hereunder or under the Revolving Credit Notes or any other Loan Documents or other relate document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     9.3 Survival. Notwithstanding any investigation made by a Bank, all
         --------
representations and warranties made by the Borrower herein or in any document delivered in connection herewith shall survive the execution of this Agreement and the making of the loan hereunder.

     9.4 Amendments and Waivers. Except as may be otherwise expressly provided
         ----------------------
herein, any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Banks.

     9.5 Successors and Assigns. The provisions of this Agreement shall be
         ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the consent of the Banks.

     9.6 Governing Law. This Loan Agreement and all related documents shall be
         -------------
construed in accordance with and governed by the laws of the State of New York without regard to its principles conflicts of law.

     9.7 Headings and Table of Contents. The Table of Contents and the
         ------------------------------
descriptive headings of the several Articles and Sections of this Loan Agreement are inserted for convenience only, do not constitute a part of this Loan Agreement, and shall not affect in any way the meaning or interpretation of this Loan Agreement.

     9.8 Severability. In the event one or more of the provisions contained in
         ------------
this Loan Agreement or related documents shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     9.9 Submission to Jurisdiction. The Borrower hereby irrevocably submits to
         --------------------------
the nonexclusive jurisdiction of the Supreme Court of the State of New York, Onondaga County, and to the nonexclusive jurisdiction of the United States District Court for the Northern District of New York, for the purposes of any suit, action or other proceeding brought by a Bank or its successors or assigns arising out of any default in payment of any amount hereunder and hereby waives, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action of proceeding, any claim that the Borrower is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Loan Agreement may not be enforced in or by such courts. Nothing contained in this Section shall be deemed to prohibit or in any manner limit the right of a Bank, its successors or assigns, to use or take other action in any tribunal, wherever located, having jurisdiction over the Borrower, the Corporate Guarantors, or any of their assets or properties.

     9.10 Waiver of Trial by Jury. THE BORROWER AND THE BANK WAIVE TRIAL BY JURY
          -----------------------
IN ANY LITIGATION OR PROCEEDING IN CONNECTION WITH OR ARISING OUT OF THE TRANSACTION CONTEMPLATED HEREUNDER.

     9.11 Reinstatement; Certain Payments. If claim is ever mad upon the Agent
          -------------------------------
or the Banks for repayment or recovery of any amount or amounts received by the Agent or the Banks in payment or on account of any of the obligations under this Loan Agreement, the Agent or the Banks shall give prompt notice of such claim to the Borrower, and if the Agent or the Banks repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or the Banks or any of its property, or (ii) any settlement or compromise of any such claim effected by the Agent or the Banks with any such claimant, then and in such event the Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Borrower notwithstanding the cancellation of the Note or other instrument evidencing the obligations under this Loan Agreement or the termination of this Loan Agreement, and the Borrower shall be and remain liable to the Banks hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Banks.

     9.12 Right to Setoff. If an Event of Default shall have occurred and be
          ---------------
continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now and hereafter existing under this Loan Agreement and the Revolving Credit Note held by such Bank irrespective of whether or not such Bank shall have made any demand under this Loan Agreement or the Revolving Credit Notes and although such obligations may be unmatured. Each Bank agree promptly to notify the Agent and the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights to setoff) which such Bank may have.

     9.13 Taxes.
          -----
          (a) Any and all payments by Borrower hereunder shall be made, in accordance with Section 3.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof excluding:

               (i) In the case of the Agent and each Bank, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Bank is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Bank is not organized under the laws of the United States or any political subdivision thereof, and it principal office or Applicable Lending Office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Agent or such Bank at its principal office or Applicable Lending Office under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

               (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Bank, in either case that is organized outside the United States, to comply with Section 9.13(f) (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) Borrower shall make such deductions and (z) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement (hereinafter referred to as "Other Taxes").

          (c) Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes [including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i), (ii) and (iii)) on amounts payable under this Section] paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, but without duplication for any amounts charged to the Borrower under

Section 3.11 or 3.13 hereof. This indemnification shall be made within thirty
(30) days from the date such Bank or the Agent, as the case may be, makes written demand therefor. If any Bank receives a refund in respect of any Taxes or Other Taxes for which such Bank has received payment from Borrower hereunder, such Bank shall promptly notify Borrower of such refund and such Bank shall, within thirty (30) days of receipt of a request by Borrower, repay such refund to Borrower, provided that Borrower, upon the request of such Bank, agrees to return such refund (plus any penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund.

          (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by a Borrower in respect of any payment to any Bank, the Borrower will furnish to the Agent such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

          (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section shall survive the payment in full of principal and interest hereunder.

          (f) Each Bank that is organized outside of the United States shall deliver to Borrower on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Bank is entitled to receive payments under this Loan Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Bank that is organized outside the United States shall promptly notify Borrower and the Agent of any change in its Applicable
Lending Office and upon written request of Borrower such Bank shall, prior to the immediately following due date of any payment by Borrower or any Corporate Guarantor, deliver to Borrower or such Corporate Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code, or treasury regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrower shall be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to this paragraph. If the Agent or a Bank fails to provide a certificate, document or other evidence required pursuant to this paragraph, then (i) this Borrower shall be entitled to deduct or withhold on payments to the Agent or such Bank as a result of such failure, as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 9.13(a) hereof to the extent such withholding is required solely by reason of the failure of the Agent or such Bank to provide the necessary certificate, document or other evidence.

          (g) Each Bank and the Agent shall use reasonable effort to avoid or minimize any amounts which might otherwise by payable pursuant to this Section (including seeking refunds of any amount that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts
                                          --------  -------
shall not in the taking of any actions by such Bank or Agent that would result in any tax, costs or other expense to such Bank or Agent (other than a tax, cost or other expense for which such Bank or Agent shall have been reimbursed or indemnified by the Borrower pursuant to this Loan Agreement or otherwise) or any action which would or might in the reasonable opinion of such Bank or Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Bank or Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          FAY'S INCORPORATED

                                     By:  /s/ James F. Poole, Jr.
                                          --------------------------------
                                          James F. Poole, Jr.
                                          Vice President-Finance and
                                          Chief Financial Officer


                                          CHEMICAL BANK


                                     By:  /s/ William J. McPhail
                                          --------------------------------
                                          William J. McPhail
                                          Vice President

                                          CHEMICAL BANK, AS AGENT


                                     By:  /s/ William J. McPhail
                                          --------------------------------
                                          William J. McPhail
                                          Vice President

                                  Exhibit "A"

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


       THIS AGREEMENT is by and between ______________________________________
a ___________________________________ banking corporation, having an office at
__________________________________________ _____________ ("Assignor Bank") and
__________________________________, a ___________________ banking corporation, having an office at ________________________________________________ ("Assignee
Bank").

       WHEREAS, Assignor Bank holds an interest in a certain revolving credit loan to Fay's Incorporated, a New York corporation, having an office at 7245 Henry Clay Boulevard, Liverpool, New York (the "Borrower") the terms of which are set forth in a certain loan agreement dated as of June 9, 1994 (the "Loan Agreement") by and among Chemical Bank, as Agent (the "Agent"), Chemical Bank and the Borrower; and

       WHEREAS, Assignor Bank owns _______________________ percent (____ %) of the Total Commitment and the Loans; and

       WHEREAS, Assignor Bank desires to assign and Assignee Bank desires to accept ________________ percent (____ %) of the Total Commitment and the Loans;

       NOW, THEREFORE, in consideration of the premises, and other consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. Definitions. Except as otherwise defined herein, all capitalized terms
          -----------
used in this Agreement shall have the same meaning as defined in the Loan Agreement.

       2. Assignment. Assignor Bank hereby assigns to Assignee Bank ___________
          ----------
percent (____%) interest in the Total Commitment, the Loans and the Corporate Guaranties and other Loan Documents (the "Assigned Interests"). The assignment and acceptance hereunder shall be effective on ________________ (the "Effective Date").

       3. Receipt of Loan Documents. Assignee Bank acknowledges and confirms
          -------------------------
that it has received a copy of the Loan Agreement and of the Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement. Assignee Bank further acknowledges that it is relying on its own credit analysis and not any such analysis made by Assignor Bank or the Agent.

       4. Duties Under the Loan Agreement.
          -------------------------------

          (a) Assignee Bank acknowledges that its rights, duties and obligations are governed by the Loan Agreement and that by accepting the Assigned Interest it becomes a party to the Loan Agreement.

          (b) Assignee Bank agrees that it will perform all of the obligations which by the terms of the Loan Agreement are require to be performed by it as a Bank.

       5. Increased Costs to Borrower. Assignee Bank and Assignor Bank
          ---------------------------
acknowledge and consent that if this assignment of the Assigned Interest shall cause the Borrower to incur any increased costs in connection with the Loan, the Borrower may, in accordance with the terms of Section 5.10(c) of the Loan Agreement, cause the Assignee Bank to assign the Assigned Interest to a replacement lending institution.

       6. Representations and Warranties of Assiqnor Bank.
          -----------------------------------------------

          (a) Assignor Bank represents and warrants that it is the legal and beneficial owner of the Assigned Interest free and clear of any adverse claim.

          (b) Assignor Bank represents and warrants that it has received the prior written consent of the Agent to the assignment of the Assigned Interest.

          (c) Assignor Bank makes no representation or warranty, and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with this Agreement or the Loan Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of the Loan Agreement, the Loan Documents or any other instrument or document furnished pursuant thereto.

          (d) Assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Corporate Guarantors or the performance or observance by the Borrower or any of the Corporate Guarantors of any of their respective obligations under the Revolving Credit Notes, Loan Agreement, any of the Loan Documents, or any other instrument or document furnished pursuant thereto found herewith.

       7.   Covenants of Assiqnee Bank. Subject to the relevant provisions of
            ---------------------------
the Loan Agreement, Assignee Bank covenants and agrees that it will, independently and without reliance upon the Agent, Assignor Bank or any other Bank and based on such document and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement.

       8.   Authorization of Agent.   Assignee Bank appoints and authorizes the
            -----------------------
Agent to take such action as the Agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms of the Loan Agreement, together with such powers as are reasonably incidental thereto.

       9.   Further Assurance. The Assignee Bank shall execute any documents,
            ------------------
agreement, certificates or instruments as are required by the Assignor Bank or the Agent to give effect to the transaction contemplated herein.

       10.  Successors and Assigns. The provisions of this Agreement shall be
            -----------------------
binding upon and inure to the benefit of the part hereto and their respective successors and assigns.

       11.  Governing Law. This Agreement and all related documents  shall be
            --------------
construed in accordance with and governed by the laws of the State of New York without regard to its principles of conflicts of law.

       12.  Severability. In the event one or more of the provisions contained
            -------------
in this Agreement or related documents shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be effected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

       13. Headings. The headings of the several paragraphs of this Agreement
           --------
are inserted for convenience only, do not constitute a part of this Agreement, and shall not affect in any way the meaning or interpretations of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.

                                           ASSIGNOR BANK:


                                           ----------------------------------

                                      By:
                                           ----------------------------------
                                    Name:
                                   Title:

                                            ASSIGNEE BANK:


                                            ----------------------------------


                                      By:
                                            ----------------------------------
                                    Name:
                                   Title:

STATE OF NEW YORK)
                    SS .:
COUNTY OF _______)


     On this ____ day of ________________________, 1994, before me personally came _______________________________________________, to me known, who, being by me duly sworn did depose and say that he resides in _____________________, that he is the _____________________ of ________________________, the banking institution described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said banking institution.


                                            ----------------------------------
                                                         Notary Public


STATE OF NEW YORK)
                    SS .:
COUNTY OF _______)


     On this ____ day of ________________________, 1994, before me personally came ________________________________________________, to me known, who, being by me duly sworn did depose and say that he resides in ______________________, that he is the ______________________ of ____________________________, the
banking institution described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said banking institution.



                                            ----------------------------------
                                                          Notary Public

                                 EXHIBIT "B"

                            BORROWING CERTIFICATE
     I, ____________________________________, am the Chief Financial Officer of
Fay's Incorporated (the "Borrower"). On behalf of the Borrower I hereby certify as follows:

     l. The Borrower requests an advance under the Loan Agreement (as hereinafter defined) in the principal amount of $ _______________ (the "Requested Advance").

     2. The Representations and Warranties contained in Article VII of that certain Loan Agreement between the Borrower and Chemical Bank, as Agent and Chemical Bank dated as of June 9, 1994 (the "Loan Agreement") are true as of the date hereof and are hereby reaffirmed.

     3. Before and after giving effect to the Requested Advance, no Event of Default has occurred, and no event which, but for the giving of notice or lapse of time, or both, would constitute such an Event of Default has occurred as of the date hereof.

     4. All defined terms herein shall have the definitions given them in the Loan Agreement.

Dated: ________________, l99__


                                Fay's Incorporated


                           By:
                               ________________________________
                               Chief Financial Officer

                                  EXHIBIT "C"

                             REVOLVING CREDIT NOTE

$25,000,000                                                   June 9, 1994
                                                              Syracuse, New York



     FOR VALUE RECEIVED, FAY'S INCORPORATED, a New York corporation (the "Borrower") DOES HEREBY PROMISE to pay to the order of CHEMICAL BANK (the "Bank") at the office of the Bank at Bridgewater Place, 500 Plum Street, Syracuse, New York 13204, the principal sum of Twenty-Five Million Dollars ($25,000,000), or so much thereof a may be outstanding, in lawful money of the United States of America, in immediately available funds on such dates and in such amounts as provided for in the Loan Agreement (as hereinafter defined) and to pay interest on the unpaid principal amount hereof, in like money, at such office, on the dates and at the rates set forth in accordance with Article III of the Loan Agreement dated as of June 9, 1994 (the "Loan Agreement"), between the Borrower and the Bank, as Agent and the Bank, and with such late charges, default interest rates and indemnifications as set forth in the Loan Agreement. Capitalized Terms not otherwise defined herein shall have the same meaning as defined in the Loan Agreement.

     This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Loan Agreement, and is subject to principal repayment, prepayment and acceleration of maturity and all other terms and conditions as set forth in the Loan Agreement.

     All Loans made by the Bank to the Borrower, the Type, Interest Period and all payments made on account of principal thereof shall be recorded by the Bank, and prior to any transfer hereof, endorsed by the Bank on the grid attached hereto and made a part hereof provided that the failure of the Bank to make any
                              --------
such recordation or endorsement shall not affect the obligations of the Borrower thereunder or under the Loan Agreement.

     This Revolving Credit Note shall be governed by and constructed in accordance with the laws of the State of New York and any applicable laws of the United States of America.

                                         FAY'S INCORPORATED


                                     By:
                                         ------------------------------------
                                         James F. Poole, Jr.
                                         Vice President-Finance and
                                         Chief Financial Officer

                       SCHEDULE TO REVOLVING CREDIT NOTE



- -------------------------------------------------------------------------------

                                Aggregate
       Amount of                Amount of                              Name of
Date   Revolving                Revolving                  Principal   Person
       Credit Loan   Interest   Credit Loans   Principal   Balance     Making
       Made          Rate       Made           Repaid      of Note     Notation

- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------

                                   EXHIBIT D






- -------------------------------------------------------------------------------

                              GUARANTY OF PAYMENT

                       WHEELS DISCOUNT AUTO SUPPLY, INC.

                                      TO

                                 CHEMICAL BANK

                              Dated: June 9, 1994

- -------------------------------------------------------------------------------






                                                  LACY, KATZEN, RYEN & MITTLEMAN
                                                  The Granite Building
                                                  130 East Main Street
                                                  Rochester, New York 14604-1686
                                                  Telephone: (716) 454-5650

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

Section 1.01   Acknowledgment .........................................  1
Section 1.02   Subsidiaries ...........................................  2

                                  ARTICLE II
                           COVENANTS AND AGREEMENTS

Section 2.01   Guaranty of Payment ....................................  2

Section 2.02   Nature of Obligation ...................................  3
Section 2.03   Service of Process .....................................  5
Section 2.04   Waiver of Notice, Presentments, Etc. ...................  5
Section 2.05   No Right of Subrogation ................................  5

                                  ARTICLE III
                             AFFIRMATIVE COVENANTS

Section 3.01   Adoption of Covenants ..................................  6

                                  ARTICLE IV
                               EVENTS OF DEFAULT

Section 4.01   Events of Default ......................................  6
Section 4.02   Default Remedies .......................................  7
Section 4.03   Remedy; Waiver and Notice ..............................  7

                                   ARTICLE V
                                 MISCELLANEOUS

Section 5.01   Survival ...............................................  8
Section 5.02   Successors and Assigns .................................  8
Section 5.03   Notices ................................................  8
Section 5.04   Counterparts ...........................................  9
Section 5.05   Amendment ..............................................  9
Section 5.06   Severability ...........................................  9
Section 5.07   Governing Law ..........................................  9
Section 5.08   Undersigned Definition .................................  9
Section 5.09   No Waivers .............................................  9
Section 5.10   Headings and Table of Contents ......................... 10
Section 5.11   Waiver of Trial by Jury ................................ 10

                              GUARANTY OF PAYMENT


       WHEREAS, FAY'S INCORPORATED, a New York corporation having an office and principal place of business located at 7245 Clay Boulevard, Liverpool, New York (the "Borrower"), has entered into a certain loan transaction with CHEMICAL BANK, a New York banking corporation having an office at 90 Presidential Plaza, Syracuse, New York (the "Bank") wherein the Bank has agreed to make a revolving credit loan (the "Loan") to the Borrower in accordance with a Twenty-Five Million Dollar ($25,000,000) revolving credit loan agreement (the "Loan Agreement") between the Borrower and the Bank dated as of June 9, 1994.

       WHEREAS, the Loan will be evidenced by revolving credit note(s) in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) (the "Note(s)") from the Borrower to the Bank and to other lending participants as set forth in the Loan Agreement (the "Participants"); and

       WHEREAS, it is a condition of the Loan Agreement, and the Bank is unwilling to extend or continue credit to the Borrower unless the Bank receives the guaranty of the undersigned covering the Debt (as hereinafter defined) of the Borrower to the Bank.

       NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration and in order to induce the Bank from time to time, in its discretion, to extend or continue credit to the Borrower, the undersigned covenants and agrees with the Bank as follows:



                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

       Section 1.01. Acknowledgment. The undersigned has read the
       ----------------------------
Representations and Warranties (the "Representations") contained in Article VI of the Loan Agreement and does agree as follows:

          (a) The Representations, to the extent the Representations apply to the undersigned, are incorporated herein by reference to the same extent as if fully set forth herein.

          (b) The Representations are true and accurate as of the date hereof and shall remain true and accurate for so long as the Debt remains outstanding and the undersigned has any obligation to the Bank pursuant to this Guaranty.

          (c) More than fifty percent (50%) of the undersigned's capital stock is owned by the Borrower.

       Section 1.02. Subsidiaries. The undersigned has no subsidiaries other
       --------------------------
than as listed on Schedule A attached hereto. All subsidiaries of the undersigned now existing or hereafter acquired or existing shall be deemed guarantors of payment of the Debt and shall be subject to the terms hereof. Such subsidiaries shall sign any documentation required by the Bank to evidence such guaranty.

                                   ARTICLE II

                            COVENANTS AND AGREEMENTS
                            ------------------------

       Section 2.01. Guaranty of Payment.
       ----------------------------------

          (a) The term "Debt" shall mean (i) the outstanding principal (including borrowings and reborrowings) of, and any prepayment premium on, the Note(s); (ii) any interest on the Note(s) when and as the same shall become due;
(iii) all other charges, fees, expenses and amounts incurred or owed in connection with the Loan, the Note(s), or the Loan Agreement (the "Fees"); and
(iv) performance of all obligations in connection with the Loan and the Note(s) or contemplated therein or in the Loan Agreement.

          (b) The undersigned does hereby guarantee absolutely, irrevocably and unconditionally, jointly and severally, to the Bank the full and prompt payment of the Debt and any part thereof when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise. This is a guaranty of payment and not of collection and the undersigned waives any right to require that any action brought against the Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Bank in favor of the Borrower or any other person.

       (c) The undersigned does hereby irrevocably and unconditionally agree that upon any default by the Borrower in the payment, when due, of the principal of, any prepayment premium or interest on the Note(s), the Fees, or of any such payable by the Borrower under the Loan Agreement or the Note(s) that, subject to the terms hereof, the undersigned will, upon notice or demand, promptly pay such amount due. In the event that any new guarantees are executed pursuant to the Loan Agreement, the obligation of the Guarantor hereunder shall be joint and several with any new guarantor(s).

       (d) All payments of the undersigned shall be paid in immediately available funds in lawful money of the United States of America.

       (e) Each and every default of the payment of the principal of or prepayment premium or interest on the Note(s) or the Fees due shall give rise to a separate cause of action hereunder, and separate suits may be brought by the Bank as each cause of action arises.

       (f) The undersigned shall, upon notice or demand, pay to the Bank all reasonable charges, costs and expenses (including reasonable legal fees) incurred by the Bank in connection with (i) the transactions contemplated herein, the Loan Agreement or in the Note(s), (ii) the obtaining of any waivers or modifications with regard to this Guaranty requested by the Borrower or the undersigned, or (iii) the protection of any of the Bank's rights or in the pursuant of any of the Bank's remedies in respect of the Loan Agreement following a breach, default or Event of Default by Borrower or the undersigned, the Note(s) or this Guaranty.

       (g) As a condition of payment or performance by the undersigned, the Bank is not required to enforce any remedies against the Borrower or any other party liable to the Bank on account the Debt; nor is the Bank required to seek to enforce or resort to any remedies with respect to any security interest, lien or encumbrance to the Bank by the Borrower or any other party.

       (h) The undersigned agrees that if, at any time, all or any part of any payment previously applied by the Bank to any of the Debt must be returned by the Bank for any reason, whether by court order, administrative order, or settlement, the undersigned remains liable for the full amount returned as if such amount had never been received by the Bank, notwithstanding any termination this Guaranty or the cancellation of the Note(s) or other agreement evidencing the obligation of the Borrower.

       Section 2.02. Nature of Obligation
       ----------------------------------

          (a) The obligation of the undersigned under the Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire Debt shall have been paid provided for. This Guaranty is a continuing guaranty and shall remain in full force and effect irrespective of any interruptions in the business relations of the Borrower with the Bank. The undersigned acknowledges that the Bank may sell and assign interests in the Loan and the Note(s) to Participants in accordance with Article V of the Loan Agreement. The obligations of the undersigned under this Guaranty shall inure to the benefit of each and every holder of such interests, including the Bank and each of the Banks (as such term is defined in the Loan Agreement).

          (b) Such obligations shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event, including without limitation, any of the following, whether or not with notice to or the consent of the undersigned:

         (i) The invalidity, irregularity, illegality or unenforceability of, or any defects in, (1) the Loan Agreement, (2) the Note(s), or (3) this Guaranty;

          (ii) The waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants, or agreements of (1) the Borrower under the Loan Agreement or to the Note(s) or (2) the undersigned under this Guaranty (except payment in full of all obligations hereunder);

          (iii) The release, sale, exchange, surrender or other change in any security for the payment of the Note(s);

          (iv) The change, alteration, renewal, extension, or continuation of any obligation of the Borrower or any other party;

          (v) The extension of the time for payment of any principal of or prepayment premium or interest on the Note(s) any part thereof owing or payable on the Note(s), under the Loan Agreement or under this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Loan Agreement, the Note(s) or this Guaranty, or the extension or the renewal thereof;

          (vi) The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Loan Agreement or the Note(s) as modified or amended;

          (vii) The taking of, or the omission to take, any of the actions referred to in the Loan Agreement, the Note(s) or this Guaranty;

          (viii) Any failure, omission or delay on the part of the Bank to enforce, or assert or exercise any right, power or remedy conferred on the Bank in the Loan Agreement, the Note(s) or this Guaranty;

          (ix) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Borrower or any of the undersigned or any of the assets of the Borrower or the undersigned, or any obligation or contest of the validity of the Loan Agreement, the Note(s) or this Guaranty or the disaffirmance or attempted disaffirmance of the Loan Agreement, the Note(s) or this Guaranty;

           (x) The default or failure of the undersigned to fully perform any of their obligations set forth in this Guaranty;

          (xi) The failure of the Bank to mitigate damages upon a breach, default or an Event of Default under the Note(s) or the Loan Agreement;

          (xii) To the extent permitted by law, any other event, action or circumstance that would, in the absence of the paragraph, result in the release or discharge of the undersigned from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or otherwise would constitute a legal or equitable discharge of the undersigned.

          (c) The Bank may pursue its rights and remedies under this Guaranty notwithstanding (i) any other guaranty of or security for the Note(s) or the obligations or liabilities of the Borrower under the Loan Agreement, and (ii) any action taken or omitted to be taken by the Bank to enforce any of the rights or remedies under such other guaranty or with respect to any other security that the Bank might hold. This is a guaranty of payment and not a guaranty of collection.

          (d) All money available to the Bank for application in payment or reduction of the Debt may be applied by the Bank in such manner and in such amounts and at such time or times as it may see fit to the payment or reduction of the Debt as the Bank may elect.

       Section 2.03. Service of Process. The undersigned agrees to submit to
       --------------------------------
personal jurisdiction in the State of New York in any action or proceedings arising out of this Guaranty and, in furtherance of such agreement, the undersigned hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the undersigned in any such action or proceedings may be obtained within or without the jurisdiction of any court located in New York, and that any process or notice of motion or other application to any such court connected with any such action or proceeding may be served upon the undersigned, by registered or certified mail to, or by personal service at, the last known address of the undersigned, whether such address be within or without the jurisdiction of any such court.

       Section 2.04. Waiver of Notice Presentments, Etc. The undersigned hereby
       -------------------------------------------------
waives (a) notice of acceptance of this Guaranty and of extensions of credit by the Bank to the Borrower; (b) presentment and demand for payment of the Debt;
(c) protest and notice of dishonor or default to the undersigned or to any other party with respect to any of the Debt; (d) all other notices to which the undersigned might otherwise be entitled except as required herein or in the Loan Agreement; and (e) any demand for the payment under this Guaranty.

       Section 2.05. No Right of Subrogation. Notwithstanding any payments made
       --------------------------------------
by the undersigned pursuant to the provisions of this Guaranty, the undersigned shall have no right of subrogation in and to any security held by or available to the Bank until all of the Debt has been paid in full.


                                  ARTICLE III

                             AFFIRMATIVE COVENANTS
                             ---------------------

       Section 3.01. Adoption of Covenants. The undersigned herein covenants and
       ------------------------------------
agrees that it shall observe and perform all of the Affirmative Covenants set forth in Section 7.1 of the Loan Agreement on its part to be observed or performed (other than those reports required by Section 7.1(e) of the Loan Agreement to the extent such reports have been furnished by the Borrower).


                                   ARTICLE IV

                               EVENTS OF DEFAULT
                               -----------------

       Section 4.01. Events of Default. The occurrence of any of the following
       --------------------------------
with respect to the undersigned shall constitute an Event of Default hereunder:

          (a) Any representation or warranty made herein, or any certificate, financial statement or other instrument delivered hereunder by the undersigned shall prove to be false or is in any material respect;

          (b) A default by the Borrower in the payment of Debt;

          (c) A breach or default under the Note(s) or an Event of Default under the Loan Agreement;

          (d) A default by the undersigned in the observance or performance of any of the Affirmative Covenants set forth in Section 7.1 (except as limited by
Section 2.04 herein) of the Loan Agreement on the part of the undersigned to be observed or performed;

          (e) A default with respect to any other unrelated indebtedness or guaranty of the undersigned when due or the performance of any other obligation of the undersigned incurred in connection with any indebtedness for borrowed money if the effect of such default is to accelerate the maturity of such indebtedness or permit the holder thereof to cause such indebtedness to become due prior to its stated date of maturity;

          (f) If the undersigned shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of its property or assets, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt, insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation by law or statute, or any answer admitting the material allegations of the petition filed against it in any proceeding under any such law or the filing of an involuntary bankruptcy against any of the undersigned is not removed within sixty (60) days or if any action shall be taken any of the undersigned for the propose of affecting any of the foregoing;

          (g) An order, judgment or decree shall be entered without the application, approval or consent of the undersigned, by any court of competent jurisdiction, approving the petition seeking reorganization of any of the undersigned or appointing a receiver, trustee or liquidator of the undersigned and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

          (h) Final judgment(s) for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against the undersigned and the same shall remain undischarged for a period of sixty (60) days, unless the same is subject to an appeal and a bond is posted to stay execution; and

          (i) If the Borrower fails to own more than fifty percent (50%) of the capital stock of the undersigned.

       Section 4.02. Default Remedies. If an Event of Default occurs, the
       ------------------------------
Bank may proceed to enforce the provisions hereof and to exercise any other rights, powers or remedies available to the Bank.

       Section 4.03. Remedy Waiver and Notice.
       --------------------------------------

          (a) No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute.

          (b) No delay or omission to exercise any right or power accruing upon the occurrence of a default, breach or an Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

          (c) In order to entitle the Bank to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Guaranty.

          (d) In the event any provision contained in this Guaranty should be breached and thereafter duly waived by the Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

          (e) No waiver, amendment, release or modification of this Guaranty shall be established by conduct, customer, acquiescence or course of dealing.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

       Section 5.01. Survival. All warranties, representations and covenants
       -----------------------
made by the undersigned herein shall be deemed to have been relied upon by the Bank and shall survive the payment in full of the Debt.

       Section 5.02. Successors and Assiqns. This Guaranty shall
       -------------------------------------
inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions of the Guaranty are intended to be for the benefit of the Bank and to successors and assigns.

       Section 5.03. Notices. All communications under this Guaranty shall be in
       ----------------------
writing and shall be deemed given when personally delivered or, if sent by certified mail, on the third business day after the date on which mailed, addressed is a follows:



           To the undersigned:

                Wheels Discount Auto Supply, Inc.
                7245 Henry Clay Blvd.
                Liverpool, New York 13088
                Attention: General Counsel


           To the Bank:

                Chemical Bank
                Bridgewater Place
                500 Plum Street
                Syracuse, New York 13204
                Attention: Account Officer for Fay's Incorporated

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

       Section 5.04. Counterparts. This Guaranty may be executed in several
       ---------------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       Section 5.05. Amendment. No amendment, change, modification, alteration
       ------------------------
or termination of this Guaranty shall be made excess upon the written consent of the undersigned and the Bank.

       Section 5.06. Severability. In the event one or more of the provisions
       ---------------------------
contained in this Guaranty or related documents shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

       Section 5.07. Governing Law. This Guaranty shall be governed by, and
       ---------------------------
construed in accordance with, the laws of the State of New York without reference to its principles of conflicts of laws.

       Section 5.08. Undersigned Definition. The term "undersigned, as used
       ------------------------------------
herein shall, if this instrument is signed by more than one party, mean the "undersigned and each of them" and each undertaking herein contained shall be their joint and several undertaking. If any party hereto shall be a partnership, the agreements and obligations on the part of the undersigned herein contained shall remain in force and application notwithstanding any changes in the persons composing the partnership and the term "undersigned" shall include any altered or successive partnerships, but the predecesssor partnerships and their partners shall not thereby be released from any obligations or liability hereunder. If any party hereto is a corporation, the agreements and obligations on the part of the undersigned herein contained shall remain in force and application notwithstanding the merger, consolidation, reorganization absorption thereof, and the term "undersigned" shall include such new entity, but the old entity shall not thereby be released from any obligations or liability hereunder.

       Section 5.09. No Waivers. No failure or delay by the Bank in exercising
       ------------------------
any right, power or privilege hereunder or under any other related document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       Section 5.10. Headings and Table of Contents. The Table of Contents and
       -------------
the descriptive headings of the several Articles and Sections of this Guaranty are inserted for convenience only, do to constitute a part of this Guaranty and shall not affect in any way the meaning or interpretation of this Guaranty.

       Section 5.11. Waiver of Trial by Jury. THE UNDERSIGNED AND THE BANK WAIVE
       -------------------------------------
TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING IN CONNECTION WITH OR ARISING OUT OF THE TRANSACTION CONTEMPLATED HEREUNDER.

       IN WITNESS WHEREOF, the undersigned have executed this Guaranty of Payment as of June 9, 1994.

                                            WHEELS DISCOUNT AUTO SUPPLY, INC.



                                            By:
                                               --------------------------------
                                               James F. Poole, Jr.
                                               Vice President - Finance and
                                               Chief Financial Officer


Accepted by:

CHEMICAL BANK



By:
    -------------------------------------
    William J. McPhail
    Vice President

                                  SCHEDULE A

                                 Subsidiaries



                                     None

                                  SCHEDULE A
                                  ----------

                                 (Section 6.5)


Litigation:
- ----------


  NONE

                                  SCHEDULE B
                                  ----------

                                 (Section 6.5)


Borrower's Subsidiaries:
- -----------------------

Fay's Agency, Inc.
Economy Wholesale, Inc.
Wheels Discount Auto Supply, Inc.
The Paper Cutter Stores, Inc.
Carl's Drug Company of Vermont, Inc.